UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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InnerWorkings, Inc.

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InnerWorkings, Inc.
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

April 15, 2016

To Our Stockholders:

On behalf of the Board of Directors and management, we cordially invite you to attend the annual meeting of stockholders to be held on Friday, June 3, 2016, at 11:00 a.m., Central Time, at our corporate headquarters, 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

The purpose of the meeting is to consider and vote upon proposals to (i) elect eight directors who have been nominated for election, (ii) ratify the appointment of our independent registered public accounting firm for 2016, (iii) re-approve the material terms of performance-based awards under our Annual Incentive Plan, and (iv) approve our amended and restated 2006 Stock Incentive Plan. In addition to the specific items to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The proxy statement contains instructions on how you can request a paper copy of the proxy statement and annual report.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by mail if you request a proxy card in writing. Instructions regarding these methods of voting are contained on the notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 3, 2016.

We look forward to seeing you at the meeting.

Sincerely yours,

Jack M. Greenberg Chairman of the Board	Eric D. Belcher Chief Executive Officer, President and Director

Notice of 2016 Annual Meeting of Stockholders
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654
June 3, 2016, 11:00 a.m., Central Time
April 15, 2016

Fellow stockholders:

Notice is hereby given that the annual meeting of the stockholders of InnerWorkings, Inc. (the “Company”), a Delaware corporation, will be held on Friday, June 3, 2016 at 11:00 a.m., Central Time, at our corporate headquarters, 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654 for the following purposes:

•	to elect eight members of the Board of Directors to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016;

•	to reapprove the material terms of performance-based awards under our Annual Incentive Plan; and

•	to approve our amended and restated 2006 Stock Incentive Plan

These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 8, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 8, 2016 are entitled to receive notice of, and to attend and to vote at, the meeting. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

Ronald C. Provenzano
General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 3, 2016

Our Proxy Statement and 2015 Annual Report are available at http://www.proxyvote.com. You may also request hard copies of these documents free of charge by writing to:

Investor Relations
InnerWorkings, Inc.
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

Date, Time and Location:	June 3, 2016 at 11:00 a.m. Central Time, 600 West Chicago Avenue, Chicago, Illinois 60654
Record Date:	April 8, 2016

Items to be Voted on at the 2016 Annual Meeting of Stockholders

	Proposal	Board of Directors’ Recommendation
•	Elect eight members of the Board of Directors to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified.	FOR
•	Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.	FOR
•	Reapproval of the material terms of performance-based awards under the Annual Incentive Plan	FOR
•	Approval of the amended and restated 2006 Stock Incentive Plan	FOR
Director Nominees

Name	Director Since	Independent	Other Public Boards(1)	Committee Memberships
				AC	CC	NCG
Jack M. Greenberg (Chairman of the Board)	2005	Yes	2		M	M
Eric D. Belcher (Chief Executive Officer)	2009	No	—
Charles K. Bobrinskoy	2008	Yes	—	C, F	M
David Fisher	2011	Yes	2	M	M
Daniel M. Friedberg	2014	Yes	2		M	M
J. Patrick Gallagher, Jr.	2011	Yes	1		C	M
Julie M. Howard	2012	Yes	1	M	M	M
Linda S. Wolf	2006	Yes	1	M	M	C

(1)	Other Public Boards reflects directorships as of date of this proxy statement.

AC	Audit Committee	C	Chair	NCG	Nominating and Corporate Governance Committee
CC	Compensation Committee	M	Member	F	Financial expert

Corporate Governance and Compensation Practices

Governance

•	All directors except the CEO are independent (see pages 18, 20)
•	All directors are elected annually (see page 18)
•	Directors are elected by majority vote, with plurality standard for contested elections (see page 18)
•	The roles of Chairman of the Board and CEO are currently separate (see page 18)
•	No shareholder rights plan or poison pill (see page 18)
•	No cumulative voting (see page 1)
•	Proactive stockholder governance outreach (see pages 20, 35)
•	Published corporate governance guidelines summarizing key governance practices (see page 20)

Compensation

•	Pay for performance approach (see pages 27 – 29)
•	Independent compensation committee and independent compensation consultant (see pages 18, 29)
•	Directors and officers subject to stock ownership guidelines and stock holding policy (see pages 22 – 23, 49)
•	Policy against hedging/pledging (see page 28)
•	Long-term focus and stockholder alignment through equity compensation (see page 27)
•	No problematic pay practices, such as excise tax gross-up provisions (see page 28)
•	No “single trigger” change in control severance arrangements (see page 28)

Proxy Statement for the Annual Meeting of Stockholders of

INNERWORKINGS, INC.

To Be Held on Friday, June 3, 2016

600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

PROXY STATEMENT

This proxy statement and enclosed proxy card are being furnished commencing on or about April 22, 2016 in connection with the solicitation by the Board of Directors of InnerWorkings, Inc., a Delaware corporation. In this proxy statement, we refer to InnerWorkings, Inc. as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” We are sending the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the annual meeting of stockholders on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 8, 2016, the record date, are entitled to vote at the meeting, with each share entitled to one vote. We have no other voting securities.

Annual Meeting Information

Date and Location.  We will hold the annual meeting on Friday, June 3, 2016 at 11:00 a.m., Central Time, at our corporate headquarters at 600 West Chicago Avenue, Suite 850, Chicago, Illinois, 60654.

Admission.  Only record or beneficial owners of the Company’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Voting Information

Record Date.  The record date for the annual meeting is April 8, 2016. You may vote all shares of the Company’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the annual meeting. Cumulative voting is not permitted. On the record date, 54,335,124 shares of our common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date, represented in person or by proxy, to hold the annual meeting.

Confidential Voting.  Your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances, such as when you request or consent to disclosure.

Vote by Proxy.  If your shares of common stock are held in your name, you can vote your shares on items presented at the annual meeting or by proxy. There are three ways to vote by proxy:

1.	By Telephone — Stockholders can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

2.	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

3.	By Mail — You can vote by mail by signing, dating and mailing a proxy card that you request in writing.

Submitting Voting Instructions for Shares Held Through a Broker.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting with proper evidence of stock holdings, such as a recent brokerage account or bank statement. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. Brokers may vote your shares as described below.

•
Non-discretionary Items.  All items, other than the ratification of the appointment of the Company’s independent registered public accounting firm, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items, such as the election of directors. Your shares will remain unvoted for such items if your broker does not receive instructions from you.

•
Discretionary Item.  The ratification of the appointment of the Company’s independent registered public accounting firm is a “discretionary” item. Brokers that do not receive instructions from beneficial owners may vote uninstructed shares in their discretion.

In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing at least a majority of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum but broker non-votes are not considered “present” for purposes of voting on non-discretionary items, such as the election of directors. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Revoking Your Proxy.  You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Ronald C. Provenzano, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois, 60654; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors.  In order to be elected, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such nominee. The size of the Board is currently set at eight members.

Votes Required to Adopt Other Proposals.  The ratification of Ernst & Young LLP’s appointment as independent registered public accounting firm, the re-approval of the material terms of performance-based awards under our Annual Incentive Plan, and the approval of our amended and restated 2006 Stock Incentive Plan require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes.”  You may “abstain” from voting for any nominee in the election of directors and on the other proposals. Shares “abstaining” from voting on any proposal will be counted as present at the annual meeting for purposes of establishing the presence of a quorum. Your abstention will have no effect on the election of directors and will have the effect of a vote against the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm, the re-approval of the material terms of performance-based awards under our Annual Incentive Plan, and the approval of the amended and restated 2006 Stock Incentive Plan. Broker non-votes will have no effect on the election of directors, the re-approval of the material terms of performance-based awards under the Annual Incentive Plan, and the approval of the amended and restated 2006 Stock Incentive Plan. There will be no broker non-votes with respect to the ratification of Ernst & Young LLP’s appointment as independent registered public accounting firm, as it is a discretionary item.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Nominees

The size of the Board is currently set at eight members. At the annual meeting, the stockholders will elect eight directors to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified. All of our nominees are currently directors. Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders.

We use a majority voting standard to elect directors in uncontested director elections. The date for determining if an election is contested or uncontested has been set at 14 days before the Company files its definitive proxy statement. This procedure is intended to clarify whether directors will be elected under a majority or plurality standard prior to soliciting proxies. Accordingly, assuming a quorum is present, in order to be elected in an uncontested election such as this one, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a director nominee must receive more votes “FOR” his or her election than votes “AGAINST” such nominee. Our Corporate Governance Guidelines requires that prior to each annual stockholder meeting, incumbent directors submit a contingent resignation in writing to the Chairman of the Nominating and Corporate Governance Committee to become effective only if the director receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election. Following the stockholder vote, the Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In April 2014, we entered into a letter agreement (the “Letter Agreement”) with Sagard Capital Partners, L.P. (“Sagard”) and Daniel Friedberg in connection with the Board’s decision to nominate and elect Mr. Friedberg to the Board in April 2014. He was re-elected by our stockholders at our 2015 Annual Meeting. As of April 8, 2016, Sagard owned approximately 13.8% of our outstanding common stock.

All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the director nominees named herein will be unable or unwilling to serve as a director if elected.

The Company believes that its Board, as a whole, should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background, experience and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company’s business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company’s policy is to have at least a majority of our directors qualify as “independent directors” as defined in the rules of NASDAQ. Currently, seven of our eight directors are independent.

The Nominating and Corporate Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the director nominees holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. Each of our directors also has experience serving on boards of directors and committees of other organizations.

The Nominating and Corporate Governance Committee also believes that each of the nominees has the experience, expertise, integrity, sound judgment and ability to engage management in a collaborative fashion to collectively comprise an effective Board. In addition, the Nominating and Corporate Governance Committee believes that each of the nominees are committed to devoting significant time and energy to service on the Board and its committees.

The Company’s Bylaws provide that the number of directors that shall constitute the Board shall not be less than three nor more than fifteen. The size of the Board is currently set at eight members.

The names of the director nominees, their ages as of April 15, 2016, their recent employment or principal occupation, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and their period of service as an InnerWorkings director are set forth below.

Name	Age	Position
Jack M. Greenberg(2)(3)	73	Chairman of the Board
Eric D. Belcher	47	Chief Executive Officer, President and Director
Charles K. Bobrinskoy(1)(2)	56	Director
David Fisher(1)(2)	47	Director
Daniel M. Friedberg(2)(3)	54	Director
J. Patrick Gallagher, Jr.(2)(3)	64	Director
Julie M. Howard(1)(2)(3)	53	Director
Linda S. Wolf(1)(2)(3)	68	Director

(1)	Current member of our Audit Committee.

(2)	Current member of our Compensation Committee.

(3)	Current member of our Nominating and Corporate Governance Committee.

DIRECTOR NOMINEES

Jack M. Greenberg has served on our Board since October 2005 and has served as the non-executive Chairman of the Board since June 2010. Mr. Greenberg currently serves as the Chairman of The Western Union Company and as the Chairman of Quintiles Transnational. He retired as Chairman and Chief Executive Officer of McDonald’s Corporation, a publicly traded global food service retailer, at the end of 2002. He had served as McDonald’s Chairman since May 1999, and as its Chief Executive Officer since August 1998. Mr. Greenberg served as McDonald’s President from August 1998 to May 1999, and as its Vice-Chairman from December 1991 to August 1998. He also served as Chairman from October 1996, and Chief Executive Officer, from July 1997, of McDonald’s USA until August 1998. Before joining McDonald’s, Mr. Greenberg was a Partner and Director of Tax Services for both the Midwest Region and Chicago office of Arthur Young & Company, and served on the firm’s management committee. He is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, and the Chicago Bar Association. He also served as a Director of The Allstate Corporation, and Hasbro, Inc. until 2015. Mr. Greenberg’s civic involvement includes service as the Chairman of the Metropolitan Pier & Exposition Authority (MPEA), the public agency which owns McCormick Place and Navy Pier, and service on the board of Choose Chicago, DePaul University, where he previously served as Chairman, the Institute of International Education, the Field Museum, and Navy Pier, Inc. Mr. Greenberg is a graduate of DePaul University’s School of Commerce and School of Law. Mr. Greenberg’s various leadership positions, including Chief Executive Officer of a major global corporation, brings to the Board extensive management experience and economics expertise and strengthens the Board’s global perspective. In addition to Mr. Greenberg’s significant public company experience, he is a certified public accountant and an attorney, which provides additional value and perspective to the Board.

Eric D. Belcher has served on our Board and as our Chief Executive Officer since January 2009. Prior to his appointment as Chief Executive Officer, Mr. Belcher served as our President since April 2008 and our Chief Operating Officer from December 2006 to December 2008. From May 2005 to December 2006, Mr. Belcher served as our Executive Vice President of Operations. Mr. Belcher served as Chief Operating Officer from March 2003 to June 2005 and as Chief Financial Officer from April 2001 to March 2003 of MAN Roland Inc., a printing equipment manufacturer and distributor. From 1995 to 2000, he led project teams at Marakon Associates, an international management consulting firm. Mr. Belcher holds a bachelor’s degree from Bucknell University and a Masters in Business Administration from the University of Chicago Booth School of Business. He currently serves on the Advisory Board for the Polsky Center for Entrepreneurship at Chicago Booth. As Chief Executive Officer of the Company, Mr.

Belcher brings to the Board the critical link to management’s perspective in Board discussions regarding the business and strategic direction of the Company and an extensive understanding of InnerWorkings’ business through his ten years of service to the Company.

Charles K. Bobrinskoy has served on our Board since August 2008. Mr. Bobrinskoy is currently Vice Chairman, Head of Investment Group at Ariel Investments, a global financial institution. Additionally, he is a Portfolio Manager of Ariel Focus Fund, a concentrated portfolio investing in mid-to-large cap companies. Prior to Ariel, Mr. Bobrinskoy spent 21 years as an investment banker at Salomon Brothers, a global financial institution, and its successor company, Citigroup, a global financial institution, where he held many leadership positions, most recently Managing Director and Head of North American Investment Banking Branch Offices. In addition to his work at Ariel, Mr. Bobrinskoy serves on the boards of the Museum of Science and Industry, La Rabida Children’s Foundation, the Big Shoulders Fund, and Lakeshore Athletic Club. He is also a member of the Executive Committee of the Commercial Club of Chicago. He is a member of the Economic Club of Chicago and is a Harry Crown Fellow of the Aspen Institute. He holds a bachelor’s degree from Duke University and a Masters in Business Administration from the University of Chicago Booth School of Business. Mr. Bobrinskoy’s extensive financial knowledge obtained through his various leadership positions within global financial institutions brings valuable perspectives to the Company in connection with its financial strategies and reporting, particularly in his role as Chairman and financial expert of the Board’s Audit Committee.

David Fisher has served on our Board since November 2011. Mr. Fisher is currently Chairman and Chief Executive Officer of Enova International, Inc., a global consumer lending company. He has served as Enova’s Chief Executive Officer since January 2013. From September 2011 through February 2012, Mr. Fisher served as both President of optionsXpress online brokerage, which was acquired by The Charles Schwab Corporation, a leading provider of financial services, in September 2011, and as Senior Vice President of Derivatives at The Charles Schwab Corporation. From 2007 until the acquisition, Mr. Fisher served as Chief Executive Officer and a member of the optionsXpress Board of Directors. Mr. Fisher is a member of the Board of Directors of GrubHub, Inc. and serves as chairman of its audit committee and a member of its compensation committee. From January 2008 through October 2011, Mr. Fisher served as a member of the Board of Directors of CBOE Holdings, Inc. From 2001 through 2004, Mr. Fisher served as Chief Financial Officer at Potbelly Sandwich Works. Mr. Fisher also served as Chief Financial Officer of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher received his bachelor’s degree in Finance from the University of Illinois at Champaign and his Juris Doctor from Northwestern University School of Law. Mr. Fisher’s experience as Chief Executive Officer of a public company and his previous years of service as the Chief Financial Officer of several organizations provides valuable financial knowledge and valuable insight on reporting to the Board as well as to the Company’s Audit Committee on which he serves.

Daniel M. Friedberg has served on our Board since April 2014. Mr. Friedberg has been President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard, since its founding in 2005. Since 2005, he has also served as a Vice President of Power Corporation of Canada, a diversified international management and holding company. Prior to that, he was a Partner at Bain & Company. Mr. Friedberg joined Bain & Company in 1987 in the London office, and was a founder of the Toronto office in 1989 and the New York office in 2000. Mr. Friedberg served as a director of X-Rite, Incorporated from 2008 to 2012 and has served on the Board of Directors of GP Strategies since December 2009 and joined the Board of Directors of Performance Sports Group, Ltd. in April 2016. Mr. Friedberg brings to the Board experience in investment management, which provides perspective into organizational and operational management as well as strategic planning matters.

J. Patrick Gallagher, Jr. has served on our Board since August 2011. Mr. Gallagher is currently Chairman, President and Chief Executive Officer of Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm. He began his career with Gallagher in 1974. In addition to his corporate responsibilities, Mr. Gallagher serves on the boards of the American Institute for Chartered Property Casualty Underwriters and the International Insurance Foundation. He also serves on the Advisory Council for Boys Hope/Girls Hope and the Board of Advisors for Catholic Charities. He is a member of the Economic Club of Chicago, the Executive Club of Chicago and the Commercial Club of Chicago. Mr. Gallagher holds a Bachelor of Arts in Government from Cornell University. Mr. Gallagher’s 19 years as the Chief Executive Officer of a publicly-listed services business provides valuable insight and perspective to the Company.

Julie M. Howard has served on our Board since October 2012. Ms. Howard is currently Chairman and Chief Executive Officer of Navigant Consulting, Inc. Prior to becoming Chief Executive Officer of Navigant Consulting in March 2012, Ms. Howard served as President beginning in 2006 and Chief Operating Officer beginning in 2003. Ms. Howard also serves as a member of the Medical Center Board for Lurie Children's Hospital. Ms. Howard formerly served on the Board of Directors for Kemper Corporation, including service on its Audit, Compensation and Nominating and Governance Committees, the Board of Directors for the Association of Management Consulting Firms, the Dean's Advisory Board of the Business School at the University of Wisconsin-Madison, and the Board of Governors for the Metropolitan Planning Council of Chicago. Ms. Howard is a founding member of the Women’s Leadership and Mentoring Alliance. Ms. Howard holds a Bachelor of Science in Finance from the University of Wisconsin. She has also participated in Harvard Business School Executive Education programs and completed the

Corporate Governance program at Stanford University. Ms. Howard’s business experience and involvement with strategic and operational programs, development of growth and profitability initiatives and regular interaction with a wide range of corporate constituents contributes unique perspectives and skill sets to the Board in its oversight of the Company’s business and its respective strategic initiatives.

Linda S. Wolf has served on our Board since November 2006. Ms. Wolf retired as Chairman and Chief Executive Officer of Leo Burnett Worldwide, a global advertising agency, in April 2005. She had served as Leo Burnett Worldwide’s Chairman and Chief Executive Officer since January 2001 and as President of Leo Burnett USA from July 1996 to December 2000. From March 1992 to June 1996, she was an Executive Vice President responsible for Business Development at Leo Burnett USA. Ms. Wolf joined the Board of Directors of Wal-Mart Stores Inc. in 2005. She is the Chairperson on its Compensation, Nominating and Governance Committee and also serves on its Technology and eCommerce Committee. Ms. Wolf joined the Board of Wrapports LLC in 2012. She is a trustee for investment funds advised by the Janus Capital Group Inc. She is also a director of Lurie Children’s Hospital, The Chicago Council on Global Affairs, the Chicago Community Trust and the Rehabilitation Institute of Chicago. Ms. Wolf holds a bachelor’s degree from Ohio Wesleyan University. As a former senior executive of a global advertising agency, Ms. Wolf brings to the Board extensive senior executive and global leadership experience, including business development, marketing, operations and strategic planning. Ms. Wolf also strengthens the Board’s global perspective and governance expertise.

Required Vote

A nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such nominee as described above.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2006 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In the event that ratification of this selection is not approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the item, the Audit Committee and the Board of Directors will review the Audit Committee’s future selection of an independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Proposal 3: Reapproval of the Material Terms of Performance-Based Awards under the Annual Incentive Plan

A proposal will be presented at the annual meeting to reapprove the material terms of performance-based awards under the InnerWorkings, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Annual Incentive Plan provides incentive award opportunities to our officers, and was originally approved by our shareholders in August 2006 in connection with the Company’s initial public offering. The material terms of performance-based awards under the Annual Incentive Plan were most recently approved by our shareholders in 2011. The Annual Incentive Plan was amended and restated most recently effective January 1, 2016 to implement certain minor clarifying and technical changes.
Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and the three other highest compensated officers (other than the chief financial officer) (the “Covered Employees”) unless such compensation qualifies as “performance-based compensation” under the Code. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and reapproved by the Company’s stockholders every five years. The material terms of the performance goals used to determine compensation payable under the Annual Incentive Plan include (i) the classes of individuals eligible to receive bonus awards thereunder; (ii) the types of business criteria upon which the payments of such awards are based; and (iii) the maximum amount of bonuses that can be paid during a specified period to any participant under the Annual Incentive Plan. With respect to awards under the Annual Incentive Plan, each of these issues is discussed below, and stockholder approval of this proposal will also constitute approval of the material terms of the performance goals thereunder. However, nothing in this proposal precludes the Company or the Compensation Committee, which administers the Annual Incentive Plan, from granting awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service.
A summary of the material features of the Annual Incentive Plan follows. This summary, however, does not purport to be a complete description of all provisions of the Annual Incentive Plan and is qualified in its entirety by the copy of the Annual Incentive Plan set forth in Appendix A hereto.
Eligibility
Eligibility to participate in the Annual Incentive Plan is limited to substantially all regular full-time and part-time employees. Temporary employees, any independent contractors, and certain other specified classifications are not eligible to participate in the Annual Incentive Plan.
Performance Criteria
The Compensation Committee shall use any one or more of the following financial measures to establish objective performance goals under the Annual Incentive Plan: earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings growth; net income (absolute or competitive growth rates comparative); net income per share; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders' equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common shareholders' equity; absolute and/or relative return on invested capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expenses to operating revenues; gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative); revenue backlog; margins realized on delivered services; total shareholder return; debt-to-capital ratio or market share. The Compensation Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective non-financial measures and non-operating items.
Maximum Awards
Employees are eligible to receive bonuses based on meeting operational and financial goals that may be stated (a) as goals of the Company, a subsidiary, or a portion thereof, (b) on an absolute basis and/or relative to other companies, or (c) separately for one or more participants or business units. The objective performance goals for the Annual Incentive Plan are established by our Compensation Committee no later than 90 days after the beginning of the performance period (but not after more than 25%

of the performance period has elapsed). Bonus payouts are determined within a reasonable time after the end of the performance period. Bonuses may not exceed $5,000,000 for any individual with respect to any performance period.
General
Our Compensation Committee will administer the Annual Incentive Plan and will have the authority to construe, interpret and implement the Annual Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Annual Incentive Plan. The determination of the Compensation Committee on all matters relating to the Annual Incentive Plan or any award agreement will be final, binding and conclusive. The Annual Incentive Plan may be amended or terminated by the Compensation Committee or our Board of Directors. However, the Annual Incentive Plan may not be amended without the prior approval of our stockholders, if such approval is necessary to qualify bonuses as performance-based compensation under Section 162(m) of the Code.
Target bonus amounts for 2016 and 2015 and bonuses awarded for 2015 under the Annual Incentive Plan are discussed in further detail under the headings “2015 Annual Cash Incentives” and “2016 Annual Cash Incentives” in the “EXECUTIVE AND DIRECTOR COMPENSATION - Compensation Discussion & Analysis” section of this proxy statement.
Required Vote
If stockholders do not reapprove the material terms of the performance goals under the Annual Incentive Plan pursuant to this proposal, the Company will not have the ability to grant bonuses to our Covered Employees that are intended to be deductible for tax purposes pursuant to Section 162(m) of the Code.
The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve this proposal.
Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE “FOR” THE REAPPROVAL OF THE MATERIAL TERMS OF PERFORMANCE-BASED AWARDS UNDER THE ANNUAL INCENTIVE PLAN.

Proposal 4: Approval of the Amended and Restated 2006 Stock Incentive Plan

A proposal will be presented at the annual meeting to approve the amended and restated InnerWorkings, Inc. 2006 Stock Incentive Plan, which we refer to as the Plan. The Plan was originally adopted by the Board of Directors effective July 31, 2006 and was amended and restated on June 19, 2008, June 18, 2009, June 16, 2011, June 21, 2012, and June 13, 2014. On April 12, 2016, the Compensation Committee of the Board (which we refer to in this proposal as the Committee) approved the further amendment and restatement of the Plan, subject to stockholder approval. The Plan, as proposed to be amended and restated effective June 3, 2016, (i) increases the maximum number of shares of common stock that may be issued under the Plan by 2,900,000, from 7,850,000 (a majority of which have been previously granted as set forth in our Equity Compensation Plan Information table on page 17, plus any shares that are or become available for grant under our prior unit option plans (a majority of which have been previously granted as set forth in our Equity Compensation Plan Information table on page 17)) to 10,750,000, (ii) extends the term of the Plan to June 3, 2026; (iii) reiterates the performance goals used in granting performance-based awards under the Plan to be approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (iv) clarifies the individual annual award limits under the Plan and adds a separate annual limit applicable to awards made to non-employee directors; and (v) implements certain other minor clarifying and technical changes to the Plan.
Section 162(m) of the Code
Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and the three other highest compensated officers (other than the chief financial officer) unless such compensation qualifies as “performance-based compensation” under the Code. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and reapproved by the Company’s stockholders every five years. The material terms of the performance goals used to determine compensation payable under the Plan include (i) the classes of individuals eligible to receive awards thereunder; (ii) the types of business criteria upon which the payments of such awards are based; and (iii) the maximum amount of awards that can be paid during a specified period to any participant under the Plan. With respect to awards under the Plan, each of these issues is discussed below, and stockholder approval of the Plan pursuant to this proposal will also constitute approval of the material terms of the performance goals thereunder. However, nothing in this proposal precludes the Company or the Committee, which administers the Plan, from granting awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service.
Share Usage and Burn Rate
The Plan is an integral component of the Company’s executive compensation program, which enhances and implements our “pay for performance” philosophy in order to continue to attract, retain, and appropriately motivate the Company’s key employees who drive long-term value creation. In determining to approve the amended and restated Plan, the Committee took into consideration the Company’s effective management of share usage under the Plan to avoid excessive stockholder dilution. Our burn rates for the fiscal years 2013, 2014 and 2015 were 2.20%, 4.32%, and 4.45%, respectively, which represents a three-year average burn rate of 3.66%. These burn rates were calculated using an assumption that each full value award is equivalent to an award of two stock options, which is the assumption used by the proxy advisory firm, ISS. Our unadjusted burn rates for the fiscal years 2013, 2014 and 2015 were 1.33%, 2.91%, and 3.15%, respectively, which represents a three-year unadjusted average burn rate of 2.46%. In addition, our potential equity dilution is approximately 13.32% on a fully diluted basis (determined based on the number of shares subject to outstanding awards that are unvested or unexercised and shares remaining available under our plans for future awards as of March 31, 2016, including the additional 2,900,000 shares of our common stock that we are requesting under the amendment and restatement of the Plan, relative to our fully diluted issued and outstanding shares of common stock as of the record date). Based on our historically judicious use of available shares under the Plan and the fact that continuing to offer equity-based awards is important to our ability to continue to attract, retain and motivate talented executive officers and employees, the Committee has determined that the increase in the number of shares reserved for issuance under the Plan is reasonable and appropriate.
A summary of the material provisions of the Plan, as amended and restated, is set forth below. This summary is qualified in its entirety by reference to the provisions of the Plan, which is attached as Appendix B. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the Plan.

Description of the Plan
Purpose of the Plan
The Plan was established by the Company to:

•
promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and

•
provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.

The Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock awards and forms of incentive compensation to all participants in the Plan. Any option granted under the Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as an NQSO.
Eligibility and Limits on Awards
Any employee, consultant or director of the Company or an affiliate is eligible to receive awards under the Plan. As of December 31, 2015, the Company and its affiliates had approximately 1,600 employees and independent contractors and seven non-employee directors. The specific employees, consultants and directors who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Committee or such person or persons to whom the Committee has delegated this authority under the Plan.
The Plan limits the maximum amount of awards that may be granted to participants. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the Plan is 10,750,000 (plus any shares that are or become available for grant under our prior unit plan), which includes the 2,900,000 shares added pursuant to the proposed amendment and restatement and would leave approximately 3,113,106 shares available for grants under the Plan on and after March 31, 2016 (consisting of 213,106 shares available for issuance as of March 31, 2016, plus the 2,900,000 proposed additional shares). The maximum number of shares of common stock that may be delivered to participants and their beneficiaries with respect to ISOs under the Plan is 1,000,000 shares. The aggregate awards that may be granted to any one participant during any one calendar year shall not exceed: (i) 500,000 shares subject to options or stock appreciation rights; (ii) 500,000 shares subject to restricted stock, restricted stock units, performance shares, or any other awards (other than options and stock appreciation rights), which are determined by reference to the value of shares or appreciation in value thereof, to the extent that such awards are intended to be performance-based for purposes of Section 162(m) of the Code; and (iii) $5,000,000 with respect to any cash-based awards, to the extent that such awards are intended to be performance-based for purposes of Section 162(m) of the Code. Notwithstanding the foregoing, the maximum number of shares that may be granted in a calendar year to any one participant who is a non-employee director under all types of awards available under the Plan, when taken together with any cash fees paid to such non-employee director with respect to his or her service as a director in such calendar year, will not exceed $400,000 in total value (calculating the value of any such awards based on the fair market value at the time of grant for financial reporting purposes).
Administration
The authority to control and manage the operation and administration of the Plan is vested in the Committee. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board in its discretion may determine that the Plan will be administered by another committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, the “independent director” requirements of NASDAQ and the “outside director” provisions of Section 162(m) of the Code or any successor regulations or provisions.
The Committee has the authority and discretion to select employees, directors and consultants to participate in the Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the Plan, construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend or waive rules and regulations for the Plan’s administration, amend the terms and conditions of any outstanding award to the extent they are within the discretion of the Committee as provided in the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.
Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate some or all of its authority under the Plan to any person or persons selected by it.

Shares Reserved for Awards
Subject to the stockholders’ approval of this amendment and restatement, the maximum number of shares of our common stock that may be delivered under the Plan is 10,750,000 shares (plus shares that are or become available for grant under our prior unit option plans) of which approximately 3,113,106 will be available for future grants under the Plan on or after March 31, 2016 (consisting of 213,106 shares available for issuance as of March 31, 2016, plus the 2,900,000 proposed additional shares). The closing price of the Company’s common stock on the NASDAQ Global Market on April 8, 2016 was $8.15 per share.
The table below quantifies, as of December 31, 2015 and March 31, 2016, without taking into account the proposed amendment, the number of stock option awards outstanding under the Plan, unvested restricted stock awards (with full voting rights) outstanding under the Plan, and shares available for issuance pursuant to future awards under the Plan. If approved, the amendment would increase the available share pool by 2,900,000.

	December 31, 2015			March 31, 2016
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life
Shares currently available for grant under the 2006 Stock Incentive Plan	677,450			213,106
Shares subject to outstanding stock options rights under the 2006 Stock Incentive Plan	4,060,384	$8.37	5.89	4,218,549	$8.39	6.31
Shares subject to outstanding, unvested restricted stock awards rights under the 2006 Stock Incentive Plan	957,163			1,014,605
To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited, canceled, or otherwise terminated, such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the Plan. As amended and restated, the Plan provides that, to the extent shares are not delivered by reason of their being withheld to cover taxes (other than with respect to options or stock appreciation rights), such shares shall be not be deemed to have been delivered and shall be available for issuance under the Plan, and to the extent (i) shares are not delivered by reason of their being withheld to cover taxes or the exercise price of an award of options or stock appreciation rights or (ii) share-settled stock appreciation rights are exercised, such shares shall be deemed to have been delivered and shall not be available for issuance under the Plan.
In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.
Stock Options
The Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee. Any option granted under the Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee.
An option shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. In no event, however, shall an option expire later than ten years after the date of its grant. The exercise price of each option shall be established by the Committee; provided, however, that the exercise price shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise:

•	in cash;

•
by tendering previously acquired shares (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date) duly endorsed for transfer to the Company or shares issuable to the participant upon exercise of the option;

•	by a combination of the above-mentioned payment methods; or

•	by any other means the Committee determines to be consistent with the Plan's purposes and applicable law (including through broker-assisted cashless exercises).

Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant. This prohibition on repricing without stockholder approval also applies to canceling an option and issuing an option with a lower exercise price, or canceling an underwater option and issuing a substitute award.
Stock Appreciation Rights
The Plan permits the granting of stock appreciation rights (“SARs”). The exercise price of a SAR is determined by the Committee, but must be equal to or greater than the fair market value of a share of our common stock on the date of grant. The term of a SAR may not exceed ten years. A SAR may be exercised upon the terms and conditions imposed by the Committee. Upon exercise of a SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price. Payment of a SAR may be made in cash, shares of our common stock, or a combination of cash and shares, as determined by the Committee.
Except in certain recapitalization events, a SAR award may not be modified to specify a lower exercise price without the approval of our stockholders. This prohibition on repricing without stockholder approval also applies to canceling a SAR and issuing a SAR with a lower exercise price or canceling an underwater SAR and issuing a substitute award. The Plan does not permit grants of dividend equivalent rights with respect to SARs.
Restricted Stock and Restricted Stock Units
The Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of a share of our common stock, which vests upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives.
Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. Selected participants may elect (or be required, as to bonuses) to defer a portion of their salary and/or bonus in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.
Participants holding shares of restricted stock during the restriction period may exercise full voting rights with respect to those shares, unless otherwise determined by the Committee. In addition, during the restriction period a participant will receive regular cash dividends that are paid with respect to underlying shares of restricted stock, unless otherwise determined by the Committee. If the award agreement governing the restricted stock units permits it, during the restriction period a participant may receive regular cash dividend equivalents paid with respect to restricted stock units.
Performance Shares; Performance Criteria
The Plan permits the granting of performance shares. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of performance shares payable in cash, shares or a combination of cash and shares, as applicable.

The performance measures used for purposes of awards designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder will be chosen by the Committee from among the following alternatives:

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	net earnings;

•	operating earnings or income;

•	earnings growth;

•	net income (absolute or competitive growth rates comparative);

•	net income applicable to shares of common stock;

•	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

•	earnings per share of common stock;

•	return on stockholders’ equity (absolute or peer-group comparative);

•	stock price (absolute or peer-group comparative);

•	absolute and/or relative return on common stockholders’ equity;

•	absolute and/or relative return on capital;

•	absolute and/or relative return on assets;

•	economic value added (income in excess of cost of capital);

•	customer satisfaction;

•	expense reduction;

•	ratio of operating expenses to operating revenues;

•	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

•	revenue backlog;

•	margins realized on delivered services; and

•	total stockholder return (absolute or relative to a peer group).

The Committee may specify any reasonable definition of the performance measure(s) it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective non-financial measures and non-operating items (in each case, to the extent not inconsistent with Section 162(m) of the Code, if applicable).
The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the performance-based exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events. Additional provisions relating to the setting of the performance goal and certifying achievement of performance against the goal and the amount earned apply to awards made to executive officers that are intended to meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.
We have generally attempted to structure the Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code; however, nothing in this proposal or in the Plan precludes granting awards that are not intended to qualify for tax deductibility under Section 162(m) of the Code.
Other Stock Awards
Subject to the terms of the Plan, other stock awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Committee determines.
Transfers
Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Plan are not transferable. However, subject to the conditions of the Plan and the applicable award agreement and any such additional conditions as the Committee may impose, a participant may transfer NQSOs as a gift to certain trusts maintained solely for the benefit of the participant’s spouse or children or designate the trusts to which the Company may issue NQSOs.

Change of Control
In the event of a change in control (defined in the Plan attached hereto as Appendix B), the Committee shall have the discretion to accelerate the vesting of awards, eliminate any restrictions applicable to awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.
Federal Income Tax Consequences
Nonqualified Stock Options
Under the current tax rules, NQSOs granted under the Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.
Incentive Stock Options
Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.
Stock Appreciation Rights
Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate exercise price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.
Restricted Stock and Restricted Stock Units
The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment and the Company will generally have a corresponding deduction when the participant recognizes income.
Performance Shares
Performance shares generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.

Section 409A
To the extent that Section 409A of the Code is applicable, we intend to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of Code) in accordance with the terms of the Plan.
The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of the award agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.
Withholding
The Company has the right to deduct or withhold, or require the participant to remit to the Company, the amount the Company determines is necessary to satisfy federal, state and local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising under the Plan. The Company may withhold shares of our common stock to satisfy the minimum withholding tax required upon a taxable event arising under the Plan (or another amount, if determined by the Committee not to result in adverse accounting consequences), but the participant may elect, subject to the approval of the Committee, to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the shares of our common stock otherwise distributable to the participant.
Tax Advice
The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
Other Information
The Plan was originally effective on July 31, 2006. The amendment and restatement of the Plan will be effective June 3, 2016, subject to stockholder approval, and, subject to the right of the Committee to amend or terminate the Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after June 3, 2026.
The Committee may, at any time, amend, suspend or terminate the Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the Plan.
New Plan Benefits and Other Matters
The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the Plan. Other than certain awards of restricted stock and stock options granted subject to our stockholders’ approval of this amendment and restatement, it is not possible to determine the amount of the awards that will be received by any director, officer, consultant or employee of the Company under the Plan if the amendment and restatement of the Plan is approved. The approximate dollar value of equity awards that we expect to grant following our stockholders’ approval of this amendment and restatement is set forth below.

Name or Group	Total Dollar Value(1)
Eric D. Belcher	$1,400,000
Jeffrey P. Pritchett	$500,000
Ronald C. Provenzano	$425,000
Robert L. Burkart	$125,000
All executive officers as a group	$2,450,000
All non-employee directors as a group	$700,000
All non-executive employees as a group(2)	$3,500,000

(1)
For all grant recipients who are executive officers, amounts reflect the total grant value approved by the Committee, which will be awarded 50% in the form of stock options and 50% in the form of restricted stock. For the non-employee directors, amounts are equal to the total value of all restricted stock awards that will be issued to our non-employee directors for 2016. For the non-executive employees, amounts reflect the total grant value approved by the Committee, which will be awarded in the form of stock options and/or restricted stock. The number of shares of restricted stock and stock options granted will depend on the value of a share of stock on the grant date.

(2)
The total dollar value of equity awards to be granted to all non-executive employees as a group, subject to approval of the Plan’s amendment and restatement, is an estimate; the actual total dollar value of equity awards may differ from the amount disclosed.

Equity Compensation Plan Information
The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	4,060,384	$8.37	677,450	(2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	4,060,384	$8.37	677,450

(1)	Includes our 2004 Unit Option Plan, which was merged with our 2006 Stock Incentive Plan.

(2)	Includes shares remaining available for future issuance under our 2006 Stock Incentive Plan.

(3)	There are no equity compensation plans in place not approved by our stockholders.

Required Vote
The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve this proposal to amend and restate our 2006 Stock Incentive Plan.
Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Summary of Corporate Governance Practices

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on our website at www.inwk.com on the “Investor” page under the link “Corporate Governance.” In addition, we engage in shareholder outreach activities, which have informed our Board’s decisions concerning governance and related practices, as described below.

•	Our directors are elected annually by majority vote for one year terms.

•	A nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such director.

•	We currently separate the roles of Chairman of the Board and Chief Executive Officer.

•	Our Board and its committees have an advisory role in risk oversight for the Company.

•	Seven of our eight director nominees are independent.

•
Each of our key Board committees (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) is comprised entirely of independent directors and operates under a written charter.

•	We do not currently have in place, nor have we ever had, a shareholder rights plan, commonly known as a “poison pill.”

Board Leadership Structure

Our Board is led by an independent Chairman, Jack M. Greenberg. We believe that the current Board leadership structure for the Company is appropriate in light of the differences between the roles of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board provides guidance to the Chief Executive Officer, is responsible for chairing Board meetings, including executive sessions with Board members, and advising on agenda topics and corporate governance matters. We have had this leadership structure since our inception; however, the Board recognizes that other leadership structures could be appropriate depending on the circumstances and, therefore, regularly re-evaluates this structure.

Board of Directors Role in Risk Oversight

Our Board and its committees have an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company, however, the Audit Committee and the Board review a risk assessment of the Company on a regular basis. While it is not possible to identify and mitigate all potential risks, the Board relies on the representations of management, the external audit of the financial information, the Company’s systems of internal controls and the historically conservative practices of the Company to provide comfort on the Company’s ability to manage its risks. Management’s discussion of current risk factors are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Meetings and Committees of the Board of Directors

During 2015, the Board held six meetings. During 2015, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Audit, Compensation and Nominating and Corporate Governance Committees were formally established in August 2006 in connection with the Company’s initial public offering and operate under written charters adopted by the Board. The Executive Committee was established in April 2010.

Audit Committee.  Charles K. Bobrinskoy, David Fisher, Julie M. Howard and Linda S. Wolf serve on the Audit Committee. Mr. Bobrinskoy serves as the chairman of our Audit Committee and, subject to his re-election to serve an additional one-year term, the Board has elected Mr. Bobrinskoy to continue as chairman of the Audit Committee. The Audit Committee is composed of independent non-employee directors and is responsible for, among other things, supervising internal audit and reviewing internal financial controls and accounting principles to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Charles K. Bobrinskoy is our Audit Committee financial expert under the SEC rule implementing Section 404 of the Sarbanes-Oxley Act of 2002. During 2015, the Audit Committee held seven meetings.

Compensation Committee.  Charles K. Bobrinskoy, David Fisher, J. Patrick Gallagher, Jr., Jack M. Greenberg, Julie M. Howard, Linda S. Wolf and Daniel M. Friedberg serve on the Compensation Committee. Mr. Gallagher serves as the chairman of our Compensation Committee and, subject to his re-election to serve an additional one-year term, the Board has elected Mr.

Gallagher to continue as chairman of the Compensation Committee. The Compensation Committee is composed of independent non-employee directors, each of whom is an “independent director” as required by the applicable listing standards of NASDAQ (including the specific independence requirements for compensation committee members), and is responsible for, among other things, reviewing and approving compensation of our Chief Executive Officer and our other executive officers. Additionally, the Compensation Committee reviews and recommends to our Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of certain employee benefit plans for managerial employees. The Compensation Committee has the authority to administer our Stock Incentive Plan, and to advise and consult with our officers regarding managerial personnel policies. In 2015, the Compensation Committee engaged Towers Watson to perform certain compensation consulting services related to benchmarking the Company’s executive compensation. In connection with this engagement, the Compensation Committee requested that Towers Watson:

•	review the appropriateness of our proxy peer group based on an evaluation of our size and operations;

•	provide advice on executive compensation issues; and

•	assess the extent to which our executive compensation is aligned with performance and market practices.

Towers Watson provided compensation consulting services to the Compensation Committee only on matters for which the Compensation Committee is responsible. Towers Watson did not provide us with any additional services. While the Compensation Committee sought input from Towers Watson on the matters described above, the Compensation Committee is solely responsible for determining the final amount and form of compensation and the level of performance targets. Towers Watson is directly engaged by and reports to the Compensation Committee and does not perform any work for the Company or its executive officers, although it does interact with Company management at the Compensation Committee’s direction. In accordance with the requirements of Regulation S-K, the Company has determined that no conflict has risen in connection with the work of Towers Watson as compensation consultant to the Compensation Committee. See the “EXECUTIVE AND DIRECTOR COMPENSATION — Compensation Discussion and Analysis” section of this proxy statement for discussion of the Company’s processes and procedures for considering and determining executive and director compensation. During 2015, the Compensation Committee held four meetings.

Executive Committee.  On April 9, 2010, the Board of Directors voted to create an Executive Committee effective June 24, 2010. The Executive Committee is appointed by the Board of Directors and is authorized to exercise the powers and duties of the Board between regularly scheduled Board meetings and while the Board is not in session. The Executive Committee consists of Eric D. Belcher, Charles K. Bobrinskoy and Jack M. Greenberg. Mr. Belcher serves as the chairman of our Executive Committee. During 2015, the Executive Committee did not meet.

Nominating and Corporate Governance Committee.  J. Patrick Gallagher, Jr., Jack M. Greenberg, Julie M. Howard, Linda S. Wolf and Daniel M. Friedberg serve on the Nominating and Corporate Governance Committee. Ms. Wolf serves as the chairman of our Nominating and Corporate Governance Committee and, subject to her re-election to serve an additional one-year term, the Board has elected Ms. Wolf to continue as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of independent non-employee directors and is responsible for, among other things, assisting the Board with its responsibilities regarding:

•	the identification of individuals qualified to become directors;

•	the selection of the director nominees for the next annual meeting of stockholders;

•	the selection of director candidates to fill any vacancies on the Board;

•	the performance, composition, duties and responsibilities of the Board and the committees of the Board;

•	succession planning for the Chief Executive Officer; and

•	the operation of the Board with respect to corporate governance matters.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Nominating and Corporate Governance Committee will consider the candidate’s professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation. During 2015, the Nominating and Corporate Governance Committee held four meetings.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to Ronald C. Provenzano, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

For purposes of potential nominees to be considered at the 2017 annual stockholders’ meeting, the Corporate Secretary must receive this information no earlier than March 5, 2017 and no later than the close of business on April 4, 2017, in accordance with the procedures in the Bylaws. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

In 2015, the Company did not engage a third party to identify, evaluate or assist in identifying potential nominees for director.

Director Independence

There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that the following seven of our eight director nominees are “independent directors” as defined in the rules of NASDAQ: Jack M. Greenberg, Charles K. Bobrinskoy, David Fisher, Daniel M. Friedberg, J. Patrick Gallagher, Jr., Julie M. Howard and Linda S. Wolf. In making the independence determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant, including the beneficial ownership of the Company’s capital stock by each non-employee director and the transactions involving them as described in the section titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”

In particular, the Board considered the Company’s business relationship with Arthur J. Gallagher & Co., of which Mr. Gallagher serves as Chairman, President and Chief Executive Officer. The Board noted that:

•	The relationship between the companies preceded Mr. Gallagher’s appointment as director.

•	Mr. Gallagher is not involved in the transactions or ongoing discussions or negotiations between the parties.

•	The transactions between the companies are on terms and conditions no more favorable than what is to be expected of an arm’s length transaction.

•
The relationship between the companies is transactional in nature and does not involve sensitive professional services such as legal or accounting services. Arthur J. Gallagher & Co.’s services to the Company are insurance brokerage and risk management services and Arthur J. Gallagher & Co. is not an insurer of the Company. The Company’s services to Arthur J. Gallagher & Co. are print procurement services.

•	Amounts involved represent less than 0.2% of each company’s revenues.

After assessing the relationship, the Board concluded that such relationship was not material, would not interfere with Mr. Gallagher’s ability to exercise independent judgment as a director and would not give rise to any undue influence. Therefore, the Board concluded that Mr. Gallagher continues to be an independent director.

Governance Documents

The Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” In addition, the Board has adopted corporate governance guidelines, which are available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” Information on, or accessible through, our website is not a part of, or incorporated by reference into, this proxy statement. For a further discussion of compensation and governance updates, see “EXECUTIVE AND DIRECTOR COMPENSATION — Compensation Discussion and Analysis — Executive Summary.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Communications with Directors

We value shareholder outreach activities, which serve to inform our Board’s decisions concerning governance and related practices.

The Board has also established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Ronald C. Provenzano, Corporate Secretary” at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. Messrs. Belcher and Greenberg attended the 2015 annual meeting of stockholders.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 8, 2016 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “EXECUTIVE AND DIRECTOR COMPENSATION — Executive Compensation — Summary Compensation Table” section of this proxy statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS (not including directors and executive officers):
Sagard Capital Partners Management Corp. 325 Greenwich Avenue Greenwich, CT 06830	7,481,023	(2)	13.8%
Richard A. Heise, Jr. 2221 Old Willow Road Northfield, IL 60093	6,344,907	(3)	11.7%
Riverbridge Partners LLC 801 Nicollet Mall, Suite 600 Minneapolis, MN 55402	3,874,995	(4)	7.1%
Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, MA 02109	3,407,346	(5)	6.3%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:			*
Eric D. Belcher	1,503,516	(6)	2.7%
Ronald C. Provenzano	137,513	(7)	*
Jeffrey P. Pritchett	80,000		*
Robert Burkart	85,522	(8)	*
Joseph M. Busky	387,494	(9)	*
Ryan K. Spohn	53,927	(10)	*
John Eisel	—		*
Jack M. Greenberg	143,332	(11)	*
Linda S. Wolf	169,130	(12)	*
Charles K. Bobrinskoy	189,346	(12)	*
J. Patrick Gallagher, Jr.	104,195	(13)	*
David Fisher	66,203	(14)	*
Julie M. Howard	57,094	(15)	*
Daniel M. Friedberg	7,481,023	(2)	13.8%
All directors and executive officers as a group (11persons)	10,016,874	(16)	18.4%

*	= less than 1%.

(1)
“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2016 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 8, 2016, and the percentages are based upon 54,335,124 shares of our common stock outstanding as of April 8, 2016. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)
Includes 7,466,053 shares of common stock held by Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard”). Sagard Capital Partners GP, Inc., a Delaware corporation (“GP”), and Sagard Capital Partners Management Corp., a Delaware corporation (“Sagard Management,” and together with Sagard and GP, the “Reporting Persons”) may be deemed to be indirect beneficial owners of such reported shares of common stock. Each of the Reporting Persons disclaims beneficial ownership (as defined in Rule 16a-1(a)(2)) of the securities reported herein except to the extent of its pecuniary interest therein. Mr. Friedberg is the President of Sagard and each of the Reporting Persons.

(3)
Includes 4,013,316 shares owned by Old Willow Partners, LLC and 1,897,418 shares of common stock held by the Heise Family Dynasty Trust, both of which are controlled by Richard A. Heise, Jr. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2013.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 1, 2016.

(5)	Based solely on a Schedule 13G filed with the SEC on February 11, 2016.

(6)	Includes options to purchase 1,061,374 shares of common stock which are exercisable within 60 days of April 8, 2016.

(7)	Includes options to purchase 49,662 shares of common stock, which are exercisable within 60 days of April 8, 2016.

(8)	Includes options to purchase 54,791 shares of common stock, which are exercisable within 60 days of April 8, 2016.

(9)
Includes options to purchase 232,393 shares of common stock, which are exercisable within 60 days of April 8, 2016. Effective March 9, 2015, Mr. Busky resigned from his position as Chief Financial Officer of the Company.

(10)	Includes options to purchase 24,609 shares of common stock, which are exercisable within 60 days of April 8, 2016. Mr. Spohn served as interim CFO through July 31, 2015.

(11)
Includes options to purchase 37,622 shares of common stock which are exercisable within 60 days of April 8, 2016. Of these options, an option to purchase 30,000 shares is held for the benefit of Mr. Greenberg’s family. Mr. Greenberg may be deemed to have voting and dispositive power over the securities held for the benefit of members of his family. Mr. Greenberg disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(12)	Includes options to purchase 87,622 shares of common stock which are exercisable within 60 days of April 8, 2016.

(13)
Includes 15,620 shares of common stock held by the J. Patrick Gallagher Trust, of which Mr. Gallagher is trustee. Includes options to purchase 5,082 shares of common stock which are exercisable within 60 days of April 8, 2016.

(14)	Includes options to purchase 1,499 shares of common stock which are exercisable within 60 days of April 8, 2016.

(15)	Includes 14,800 shares of common stock held by the Julie M. Howard Trust, of which Ms. Howard is trustee.

(16)	Does not include shares held by Mr. Busky, Mr. Spohn, or Mr. Eisel. See notes 9 and 10.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely, except that a Form 4 for Eric Belcher's exercise of stock options on July 14, 2015 was inadvertently filed untimely on July 17, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business, we have entered into transactions with our directors, officers and 5% or greater stockholders or companies in which they have a material interest. We entered into the transactions set forth below in 2015, which were approved by our Audit Committee. We believe that we executed these transactions on terms no less favorable to us than we could have obtained from unrelated third parties. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee.

Relationship with Arthur J. Gallagher & Co.

During 2015, the Company provided print procurement services to Arthur J. Gallagher & Co. J. Patrick Gallagher, Jr., a member of our Board, is the Chairman, President and Chief Executive Officer of Arthur J. Gallagher & Co. and has a direct ownership interest in Arthur J. Gallagher & Co. The Company billed Arthur J. Gallagher & Co. $1.7 million for these services in 2015. Additionally, Arthur J. Gallagher & Co. provided insurance brokerage and risk management services to the Company. Arthur J. Gallagher & Co. billed the Company $0.6 million for such services in 2015. See “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Director Independence.”

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers as of April 15, 2016:

Name	Age	Position
Eric D. Belcher	47	Chief Executive Officer, President and Director
Jeffrey P. Pritchett	40	Executive Vice President, Chief Financial Officer
Ronald C. Provenzano	50	General Counsel and Corporate Secretary
Robert L. Burkart	37	Chief Information Officer

Biographies for our executive officers as of April 15, 2016 are set forth below.

Eric D. Belcher.  For more information on Mr. Belcher, please see the section of this proxy statement entitled “PROPOSALS TO BE VOTED ON — Proposal No. 1 — Election of Directors.”

Jeffrey P. Pritchett has served as Executive Vice President, Chief Financial Officer since August 2015.  He previously served as a Senior Operating Executive of Cerberus Operating and Advisory Company , LLC ("COAC"), an affiliate of Cerberus Capital Management, L.P., from May 2013 through August 2015 and was Head of the COAC Finance Practice during 2015. In connection with these roles, Mr. Pritchett was named Interim Executive Chairman of the Board of TransCentra and a Board Member of Remington Outdoors Company. From November 2007 to January 2013, he held finance and strategy roles at Vertis Communications, where he ended his tenure as Interim Chief Financial Officer. Prior to joining Vertis, Mr. Pritchett held treasury, strategy, and international financial roles of increasing responsibility at Delphi Corporation. Mr. Pritchett holds a Bachelor of Business Administration in Finance from Walsh College and a Masters in Business Administration from Purdue University Krannert School of Management.

Ronald C. Provenzano has served as General Counsel of InnerWorkings since September 2012, and additionally as Corporate Secretary since March 2015. From January 2005 to August 2012, Mr. Provenzano served as Senior Vice President, Deputy General Counsel for R.R. Donnelley & Sons Company, a global print services company. Previously, Mr. Provenzano served in senior legal executive roles for Huron Consulting Group and True North Communications. Before joining True North in 1999, Mr. Provenzano was a partner at Kirkland & Ellis, a large global law firm. Mr. Provenzano holds a Juris Doctor from University of Illinois College of Law and a Bachelor of Science in Accountancy from the University of Illinois, Urbana-Champaign.

Robert L. Burkart has served as the Chief Information Officer of InnerWorkings since May 2014. Prior to becoming Chief Information Officer, Mr. Burkart served as Senior Vice President, Business Technology from March 2014 to April 2014, Vice President, Strategic Growth from January 2011 to February 2013, and Vice President, Operations from July 2009 to December 2011. Before joining InnerWorkings in 2009, Mr. Burkart held engineering positions at Johnson Controls and MPC Products. Mr. Burkart holds a Bachelor of Science in Engineering from Purdue University West Lafayette and a Masters in Business Administration from the University of Chicago Booth School of Business.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of the individuals who served as our named executive officers during the last completed fiscal year: Eric D. Belcher, Jeffrey P. Pritchett, Joseph M. Busky, Ryan K. Spohn, Robert L. Burkart, John D. Eisel, and Ronald C. Provenzano. This compensation discussion focuses on the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Executive Summary

Overview.  Our Compensation Committee designs and maintains our compensation programs to attract, motivate and retain talented and dedicated executive officers who are essential to our long-term success. To that end, our executive compensation programs focus on the principles summarized below.

•	Pay for Performance Approach: The majority of our total direct compensation is variable and directly or indirectly tied to Company performance.

•
Long-Term Focus and Shareholder Alignment:  We reward long-term strategic management and growth in the value of the Company through long-term equity incentives, which make up a significant portion of our incentive opportunity.

•	Stock Ownership Requirements: We have stock ownership requirements that apply to our executive officers.

Highlights of Company Performance in 2015.  We had a very successful year in 2015, with robust organic revenue growth, strong client retention, and the best year in our company's history in terms of both profitability and new client wins.

•	Revenue was $1.03 billion in 2015 and $1.09 billion in constant currency, reflecting 9.3% growth in constant currency compared with $1.00 billion in 2014.

•
Non-GAAP adjusted EBITDA was $51.9 million as reported and $55.7 million in constant currency, reflecting 30.0% growth in constant currency as compared to $42.8 million in 2014 (Non-GAAP Adjusted EBITDA is defined below under “Determining 2015 Executive Compensation”).

•
We achieved a 97% client retention rate, based on successfully retaining 97 of our top 100 enterprise clients, and signed record new enterprise contracts totaling $135 million in projected annual revenue at full run-rate.

Impact of Company Performance on Compensation.  Our Company’s results in 2015 had a direct impact on annual incentive compensation earned by our named executive officers, as more thoroughly described later in this “Compensation Discussion and Analysis.” For 2015, our named executive officers earned 105% of their target annual incentive awards, reflecting record revenue and Adjusted EBITDA results that exceeded targets established in February 2015. However, the value of the named executive officers’ equity holdings continues to be less than the grant date fair value due to the Company’s stock price performance relative to grant date stock prices. The table below illustrates the total grant date fair value of equity awards received by our named executive officers who are currently executive officers in 2015, 2014 and 2013 compared to their realizable value as of December 31, 2015. Realizable value is defined as the value of equity awards which would be received upon exercise as of a given date after grant.

Advisory Approval of Executive Compensation.  The Company’s executive compensation as disclosed in the Company’s 2014 Proxy Statement (filed on April 24, 2014) was approved on an advisory basis by holders of approximately 97% of the shares voted at the Company’s June 13, 2014 annual meeting. The Compensation Committee’s current compensation programs, objectives and philosophy remain consistent with the compensation programs in existence since 2013, and the Compensation Committee believes that the compensation of our named executives is competitive with the market and aligns with the best interest of our stockholders. As such, we have not made any specific changes to our executive compensation program with respect to 2014 or 2015 in connection with the results of the 2014 stockholder advisory vote. As previously disclosed, at the 2011 annual meeting, a majority of votes cast by stockholders approved a three-year frequency for the stockholder advisory vote to approve executive compensation. Therefore, we intend to offer our stockholders the opportunity to vote to approve, on an advisory basis, our executive compensation programs at least once every three years. Accordingly, our next stockholder advisory vote on executive compensation will be held at our annual meeting in 2017.

Summary of Executive Compensation Practices.  We adhere to executive compensation best practices, as summarized below.

•	We have a “pay for performance” approach

•	We have no “single trigger” or “modified single trigger” change in control severance benefits

•	Our Compensation Committee is comprised solely of independent directors under SEC and NASDAQ requirements

•	Our Compensation Committee retains an independent compensation consultant

•	We maintain stock ownership and stock holding guidelines for our executive officers and directors

•
Our InnerWorkings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), as amended and restated, has a fixed term and a finite share pool (i.e., it is not evergreen), prohibits repricing of stock options, and does not permit recycling of shares used to pay the exercise price or withholding obligations upon the exercise of stock options

•	We have no excise tax gross-up provisions

•	We prohibit hedging transactions and pledging of our stock by executive officers and directors

•	We provide modest perquisites and reasonable severance arrangements

Components and Objectives of Compensation Program.  The principal elements of our executive compensation program are base salary, annual cash incentives, and long-term equity incentives in the form of stock options and restricted stock awards. The objectives and benefit to stockholders of each component and its relative percentage of total compensation are described below.

Component	Objective	Benefit to Stockholders
Base Salary	Provides a measure of stable fixed compensation. Amount reflects individual’s performance, responsibilities, and competitive market for executive talent.	Enables us to attract and retain top talent for position.
Annual Cash Incentives	Provides motivation for achievement of annual company and individual performance goals.	Focuses executives on meeting key company and individual performance goals.
Long-Term Equity Incentives	Provides long-term incentive to focus on stockholder value creation.	Value opportunity for executives is directly tied to long-term improvement of Company stock price.

2015 Compensation Allocation Relative to Total Compensation*

Name	Base Salary (%)	Short-Term Incentive Compensation (%)	Long-Term Equity Incentives (%)
Eric D. Belcher	25.1%	31.8%	43.0%
Jeffrey P. Pritchett	9.8	19.2	70.9
Ronald C. Provenzano	36.6	26.9	36.6
Robert L. Burkart	47.5	28.2	24.2
Ryan K. Spohn	49.6	23.6	26.8
Joseph M. Busky	84.1	15.9	—
John D. Eisel	40.5	59.5	—

*	Based on data in the Summary Compensation Table.

Determining Executive Compensation

Role of the Compensation Committee.  We define our competitive market for executive talent to be the business and technology services industries. For each of our named executive officers, the Compensation Committee reviews and approves all elements of compensation taking into consideration recommendations from our Chief Executive Officer (for compensation other than his own). The Compensation Committee meets in executive session to determine the compensation of our Chief Executive Officer and to approve the compensation of the other named executive officers.

Role of Executive Officers.  The Compensation Committee meets at least annually with our Chief Executive Officer to review the performance of our other named executive officers and receive the Chief Executive Officer’s recommendations regarding the compensation of those named executive officers. Neither the Chief Executive Officer nor any other named executive officer plays any role in the discussion or setting of his own compensation by the Compensation Committee.

Role of the Compensation Consultant.  For 2015, the Compensation Committee retained an external independent consultant, Towers Watson, to advise the Compensation Committee on executive compensation matters, including the composition of the Company’s peer group and competitive pay practices for 2015 and 2016. For 2015, the Compensation Committee worked with Towers Watson to review and update the peer group that had been used to advise executive compensation determinations for 2014. The peer group was selected from a pool of U.S. public companies primarily within the Company’s industry (GICS code) and a comparable revenue range. The Compensation Committee determined that the revised peer group of 16 companies (which includes the addition of certain new companies as identified below) provided a robust statistical set of compensation data to serve as a basis for 2015 compensation decisions. In addition to the compensation data disclosed by the companies in the peer group, Towers Watson utilized compensation data from nationally recognized compensation surveys to advise the Compensation Committee on competitive compensation levels.

The companies included in the revised peer group used to benchmark the 2015 compensation levels of the executive officers are listed below:

Cenveo, Inc.
IHS, Inc.
Sykes Enterprises, Inc.
Cimpress N.V.
MAXIMUS, Inc.
ICF International, Inc.
Navigant Consulting, Inc.
Huron Consulting Group, Inc.
Multi-Color Corp.
Standard Register Company
CEB Inc.
Resources Connection, Inc.
Ennis, Inc.
Schawk, Inc.
Deluxe Corp.
The Advisory Board Company

For 2015, the Compensation Committee considered the 25th percentile, median and 75th percentile base salaries, bonus targets, long term incentives and total compensation to evaluate each executive’s compensation. The Compensation Committee primarily looks at the 50th percentile of the peer group companies as a benchmark when determining the named executive officers’ total compensation, but also considers other factors such as prior experience, tenure with the Company and overall performance of the Company and the executive officer.

Determining 2015 Executive Compensation

2015 Base Salary.  We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We believe that to attract and retain an appropriate caliber of talent for the position, a portion of our executives’ compensation should be fixed and predictable. The Compensation Committee looks at the 50th percentile of the peer group companies as a benchmark when considering and determining the executive officer’s base salaries, but also considers other factors such as prior experience, tenure with the Company, overall performance of the Company, and the named executive officer’s total compensation package.

Based on these considerations, the 2015 salaries of our Chief Executive Officer, former Chief Financial Officer and Chief Operating Officer remained unchanged from 2014 levels (i.e., $700,000 for Mr. Belcher, $460,000 for Mr. Busky, and $350,000 for Mr. Eisel). Our General Counsel’s 2015 base salary increased $20,000, from $320,000 to $340,000, our Chief Information Officer's base salary increased $15,000, from $185,000 to $200,000, our interim Chief Financial Officer's base salary was increased by $33,900, from $196,100 to $230,000, and our current Chief Financial Officer, who joined the Company July 31, 2015, had a base salary of $400,000 throughout 2015.

The Summary Compensation Table sets forth the actual base salary earned by each of our named executive officers during 2015. The table below sets forth our named executive officers’ base salary rates as in effect in 2014, the changes that went into effect on April 1, 2015, and the percentage of increase, if any.

	Comparative Information for 2015 Base Salary Rates
Name	Base Salary Rate in 2014 ($)	Base Salary Rate Effective April 1, 2015 ($)	Percentage Increase (%)
Eric D. Belcher	$700,000	$700,000	—%
Jeffrey P. Pritchett	n/a	400,000	n/a
Ronald C. Provenzano	320,000	340,000	6
Robert L. Burkart	185,000	200,000	8
Ryan K. Spohn	196,100	230,000	17
Joseph M. Busky	460,000	460,000	—
John D. Eisel	350,000	350,000	—

2015 Annual Cash Incentives.  We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review annual cash incentive awards for our named executive officers and other executives annually in January or February to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. Annual cash incentive awards for 2015 were administered under our Annual Incentive Plan.

The 2015 target opportunities under the Annual Incentive Plan were approved by the Compensation Committee on February 10, 2015. The 2015 management bonus award opportunities were based on the following criteria: 40% on Adjusted EBITDA performance (50% to 200% pay-out based on reaching 82% to 124% of target Adjusted EBITDA of $51 million), 40% on revenue growth (50% to 200% pay-out based on reaching 95% to 109% of target revenue of $1,050 million) and 20% based on qualitative Company performance, which includes goals such as improved ROIC results, retention of top 100 accounts, successful implementation of 2014 enterprise contracts, continued wins of new large enterprise contracts. These criteria were the same for all named executive officers, except for the Chief Operating Officer, whose bonus award is based on profitability for specified accounts.

The following table sets forth the Company’s 2015 results with respect to the quantitative criteria components of our Annual Incentive Plan (in millions):

	2015 Target	2015 Actual(2)	Percentage of Target Reached	Weighting	Pay-Out Percentage
Revenue	$1,050,000	$1,047,500	100%	40%	98%
Adjusted EBITDA(1)	$51,000	$52,700	103%	40%	114%

(1)
Adjusted EBITDA, which represents income from operations with the addition of depreciation and amortization, stock-based compensation expense, income/expense related to changes in the fair value of contingent consideration liabilities, goodwill and intangible asset impairment charges, restructuring and other charges, secured assets reserves and legal fees from patent infringement defense, is considered a non-GAAP financial measure under SEC regulations. Income from operations is the most directly comparable financial measure calculated in accordance with GAAP. The Company presents this measure as supplemental information to help investors better understand trends in its business results over time. The Company's management team uses Adjusted EBITDA to evaluate the performance of the business. Adjusted EBITDA is not equivalent to any measure of performance required to be reported under GAAP, nor should this data be considered an indicator of the Company's overall financial performance and liquidity. Moreover, the Adjusted EBITDA definition the Company uses may not be comparable to similarly titled measures reported by other companies.

(2)	Reported results adjusted to reflect currency and other impacts.

Based on the Compensation Committee’s assessment of the qualitative Company performance factors listed above, the Compensation Committee awarded the named executive officers a payout of approximately 100% of the target established for the qualitative component of the annual incentive award for the named executive officers of the Company.

Based on the Compensation Committee’s assessment of both the quantitative and qualitative goals, the Compensation Committee approved 2015 incentive bonuses earned by our named executive officers as set forth in the table below. The table sets forth the fiscal 2015 target and maximum annual incentive compensation opportunities for our named executive officers and the actual incentive bonus earned by each named executive officer in dollar amounts and as a percentage of the target (other than for Mr. Busky, who, pursuant to the terms of the January 2015 Transition Agreement (described in greater detail in “- Employment

Agreements” below), was not eligible to receive an annual incentive bonus with respect to the 2015 fiscal year). As discussed above, the bonus earned by our former Chief Operating Officer was determined based on profitability for specified accounts.

	Target Incentive		Maximum Incentive		Actual Incentive Earned
Name	% of Salary	Amount ($)	% of Target	Amount ($)	% of Target	Amount ($)
Eric D. Belcher	115%	$805,000	200%	$1,610,000	105%	$842,600
Jeffrey P. Pritchett	75	300,000	200	600,000	105	314,000
Ronald C. Provenzano	60	204,000	200	408,000	105	213,500
Robert L. Burkart	40	80,000	200	160,000	105	83,700
Ryan K. Spohn (1)	30	69,000	200	138,000	105	72,250
Joseph M. Busky	—	—	—	—	—	—
John D. Eisel	*	*	*	*	*	193,388

*
Beginning in 2014, the revised bonus structure under Mr. Eisel’s employment agreement provides for a bonus based on a percentage of the gross profit received from certain Company accounts. In addition, he is entitled to commissions with respect to new business generated based on certain percentages of the accompanying gross profit, subject to certain minimum contribution margin percentages and other conditions.

(1)	Mr. Spohn also received a $200,000 cash retention bonus in connection with his appointment as Interim Chief Financial Officer.

Except as described above for the former Chief Operating Officer, there were no specific individual performance goals for 2015 incentive awards, but the Compensation Committee or the Board could exercise discretion and take into account individual performance in determining awards.

Under the Annual Incentive Plan, the Compensation Committee may define performance measures to allow for reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

2015 Long-Term Equity Incentives.  We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn provides us with greater stability during a period of rapid growth. In addition, we believe that these awards are the best way to align the interests of the executives with those of our stockholders. For our named executive officers, equity incentives were initially based on grants individually negotiated in connection with employment agreements, and now consist of annual grants.

In determining the amounts of equity compensation awarded, our Compensation Committee generally considers a variety of factors including: individual performance, scope of responsibility within the organization and demonstrated leadership competencies. The table below sets forth the grant date value of our stock option and restricted stock awards to our named executive officers (other than Mr. Busky, who did not receive a 2015 equity grant in connection with the January 2015 Transition Agreement (described in greater detail in “- Employment Agreements” below)). Each of these awards vests ratably over a period of four years from the grant date. Additional details regarding our equity grants, including vesting schedules for awards, are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table.

	2015 Long-Term Equity Incentives
Name	Grant Date Value of Options ($)	Grant Date Value of Restricted Stock ($)	Total Value ($)
Eric D. Belcher	$600,000	$600,000	$1,200,000
Jeffrey P. Pritchett	600,000	600,000	1,200,000
Ronald C. Provenzano	167,500	167,500	335,000
Robert L. Burkart	50,000	50,000	100,000
Ryan K. Spohn	59,800	59,800	119,600
Joseph M. Busky	—	—	—
John D. Eisel	—	—	—

Stock Options.  Our stock options are granted under the terms and conditions of the 2006 Plan, and generally have a 10-year contractual exercise term. We have traditionally used stock options as a form of equity compensation because stock options provide a relatively straightforward incentive for our executives, and result in less immediate dilution of existing stockholders’ interests. All grants of stock options to our employees are granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. Grants of stock options become vested in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee and set forth in the applicable award agreement. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Stock-Based Compensation” in our Annual Report on Form 10-K.

Restricted Stock Awards.  Our restricted stock awards are granted under the terms and conditions of the 2006 Plan. We have traditionally used restricted stock as a form of equity compensation because restricted stock provides a relatively straightforward incentive and retention tool for our executives, and aligns our executives’ interests with stockholders’ interests. The grant of a share of restricted stock entitles the participant to receive a share of our common stock that becomes transferable upon completing a specified period of service and/or the achievement of specific performance objectives. Grants of restricted stock become vested in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee and set forth in the applicable award agreement.

Determining 2016 Executive Compensation

2016 Base Salary.  Taking into consideration the Company’s performance in 2015, the individual performance of our named executive officers, and the competitive benchmarking results from our annual executive compensation review, on February 11, 2016, the Compensation Committee determined that the annual base salaries of our Chief Executive Officer and Chief Financial Officer would remain at current levels (i.e., $700,000 for Mr. Belcher, $400,000 for Mr. Pritchett); the annual base salary of our General Counsel was increased to $350,000 for 2016 from $340,000 in 2015 and the annual base salary of our Chief Information Officer was increased to $215,000 for 2016 from $200,000 in 2015.

	Comparative Information for 2015 Base Salary Rates
Name	Base Salary Rate in 2015 ($)	Base Salary Rate Effective April 1, 2016 ($)	Percentage Increase (%)
Eric D. Belcher	$700,000	$700,000	—%
Jeffrey P. Pritchett(1)	400,000	400,000	—
Robert L. Burkart	200,000	215,000	8
Ronald C. Provenzano	340,000	350,000	3

(1)
Mr. Busky resigned as Chief Financial Officer effective March 9, 2015 and became a non-executive employee of the Company. Pursuant to the terms of the January 2015 Transition Agreement (described in greater detail in “— Employment Agreements” below), Mr. Busky received the same base salary in effect immediately prior to January 19, 2015 while he remained employed by the Company for part of 2015. Ryan K. Spohn was appointed as interim Chief Financial Officer effective March 9, 2015, and remained in that position until August 10, 2015, and later transitioned into a senior international finance role.

2016 Annual Cash Incentives.  The 2016 target opportunities under the Annual Incentive Plan were approved by the Compensation Committee on February 11, 2016. The target bonus award is 115% of the base salary for the Chief Executive Officer, 75% of the base salary for the Chief Financial Officer, 60% of the base salary for the General Counsel, and 40% of the base salary for the Chief Information Officer. The maximum bonus awards payable to the named executive officers are 200% of such target amounts. The criteria and weightings for these bonus awards were approved by the Compensation Committee on February 29, 2016. At this meeting, the Compensation Committee approved the addition of return on invested capital (ROIC) as a standalone quantitative objective. The weightings approved by the Compensation Committee for 2016 of the quantitative and qualitative objectives are as follows: revenue growth (30% weighting), profit growth (30% weighting), ROIC improvement (20% weighting), and qualitative goals (20% weighting).

2016 Long-Term Equity Incentives.  The 2016 target long-term equity incentive opportunities were approved by the Compensation Committee on February 11, 2016 and will be granted to our named executive officers the day after our annual meeting, subject to our stockholders' approval of our amended and restated 2006 Stock Incentive Plan. The target long-term incentive grant value is $1,400,000 for the Chief Executive Officer, $500,000 for the Chief Financial Officer, $425,000 for the General Counsel, and $125,000 for the Chief Information Officer, in each case divided equally between options and restricted stock grants with substantially similar terms as the 2015 grants, including vesting in four equal annual installments beginning one year after the grant date.

With respect to Mr. Belcher, effective March 15, 2016, the Compensation Committee also approved a special equity grant consisting of 400,000 stock options, which are subject to both service and stock performance vesting conditions. The options have a strike price of $7.30 and a 10-year exercise term. The vesting schedule of the options is based on stock price performance as follows:

50,000 shares vest at a stock price of $9.00 per share
50,000 shares vest at a stock price of $10.00 per share
100,000 shares vest at a stock price of $11.00 per share
100,000 shares vest at a stock price of $12.00 per share
100,000 shares vest at a stock price of $13.00 per share

The share price milestones must be maintained for 20 consecutive trading days using the volume-weighted average daily price and must be achieved within five years of the grant date (March 15, 2016). Options that meet the share price condition will vest on March 15, 2019. This performance grant was designed and approved by the Compensation Committee, as advised by its independent compensation consultant, in recognition of Mr. Belcher's contributions and leadership in achieving the Company's strong performance in 2015 and the Committee's determination that this grant aligns the Chief Executive Officer's pay and long-term incentives with the Chief Executive Officer's performance and with the best interests of the Company and its stockholders. The grant date fair value of the award was estimated to be $1,224,000.

Other Executive Compensation Practices, Arrangements and Policies

Executive Benefits and Perquisites.  We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. In 2015, we provided a 401(k) matching contribution equal to 50% of an employee’s contributions under our 401(k) plan, capped at the lesser of 5% of the employee’s salary, or $6,000. Mr. Belcher, Mr. Burkart, and Mr. Provenzano received matching contributions of $6,000 each for 2015. In 2015, we provided reimbursements for automobile lease payments and medical insurance premiums to our named executive officers. We offer these benefits, at relatively low cost, to remain competitive in the marketplace for executive talent.

Change in Control and Severance Benefits.  We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. We believe our arrangements are reasonable and consistent with market practices. Cash severance is limited to one year of salary continuation for Mr. Provenzano (at a rate equal to his then-current base salary); one year of salary continuation (at a rate equal to his then-current base salary) plus one year’s target annual bonus for Mr. Pritchett; two years of salary continuation (at a rate equal to his then-current base salary) plus one year’s target annual bonus for Mr. Belcher. There is no severance increase in connection with a change in control for any of our named executive officers. Further, the employment agreements of Mr. Belcher and Mr. Eisel were amended, effective February 22, 2013, to eliminate the “modified single-trigger” severance provisions that (1) required the executive to continue employment for nine months following a change in control and (2) provided that the executive’s resignation for any reason during the ninety days following such nine month period would constitute “good reason” entitling the executive to severance benefits. In addition,

Mr. Belcher’s and Mr. Pritchett's unvested options and restricted stock will all vest upon a qualifying termination in connection with a change in control (i.e., on a "double trigger" basis), and effective April 2015, Mr. Provenzano’s unvested options and restricted stock will all vest upon a qualifying termination in connection with a change in control, all subject to conditions in the applicable agreements.

We entered into a transition agreement, dated as of January 19, 2015, in connection with Mr. Busky’s resignation as Chief Financial Officer (the “January 2015 Transition Agreement”). The January 2015 Transition Agreement provided for: (i) a transition period from March 9, 2015 through June 30, 2015, (ii) salary continuation and health benefits through November 15, 2015, (iii) continued eligibility to receive an annual bonus with respect to the 2014 calendar year and (iv) accelerated vesting or forfeiture, as applicable, of certain equity awards under the 2006 Plan.

See “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control” below for a more detailed discussion of these employment, severance and change in control arrangements.

Regulatory Considerations.  We have designed our incentive plans so that certain awards paid thereunder may qualify as performance-based compensation under Section 162(m) of the Code to the extent that Section 162(m) applies to us. However, we reserve the right to award compensation that is not deductible under Section 162(m). We will consider the size and frequency of any future stock option and restricted stock awards under our long-term equity incentive program based on Company and individual performance and other market factors.

Stock Ownership Guidelines.  On May 26, 2011, the Compensation Committee approved stock ownership guidelines for the named executive officers of the Company. Under the stock ownership guidelines, the named executive officers are expected to hold common stock with a value equal to a designated multiple of annual base salary. The Chief Executive Officer must hold stock with a value equal to four times his annual base salary and the other named executive officers must hold stock with a value equal to three times their respective annual base salaries. The named executive officers are required to meet these guidelines within three years of becoming subject to them. Shares that count toward satisfaction of the stock ownership guidelines include:

•	shares owned outright by the executive officer or his or her immediate family members residing in the same household;

•	shares held in trust for the benefit of the executive officer or his or her immediate family members;

•	shares acquired upon stock option exercise;

•	shares purchased in the open market;

•	restricted stock granted under our equity incentive plan; and

•	shares subject to stock options that are fully vested, after deducting shares that would be required to be sold or surrendered to cover the applicable exercise price.

In the event that the stock ownership guidelines place a severe hardship on an executive officer, our Compensation Committee will make the final decision as to developing an alternative stock ownership guideline for such executive officer that reflects the intention of the stock ownership guidelines and his or her personal circumstances. As of December 31, 2015, our Chief Executive Officer met and exceeded the stock ownership guidelines. As of December 31, 2015, our General Counsel has not met the stock ownership guidelines due in large part to the realizable value of his equity awards being significantly less, in the aggregate, than the grant date fair value of such awards; however, he has made consistent progress and is now on track to meet the guidelines by June 30, 2017, the extended deadline approved by the Compensation Committee. Our other named executive officers are on track to meet the guidelines within three years of becoming subject to them. In the interim, these executive officers remain subject to the Stock Holding Policy described below.

Stock Holding Policy.  On April 21, 2014, as an enhancement to our stock ownership guidelines, our Compensation Committee adopted a holding policy requiring our executive officers and directors to hold and refrain from selling any shares of our common stock acquired through equity awards (net of shares withheld or sold in order to satisfy tax obligations or exercise prices) until the executive officer or director has satisfied the ownership requirements in the applicable stock ownership guidelines.

Hedging/Pledging Policy.  Under the Company’s long-standing trading policy, there are various restrictions on trading in the Company’s stock, including during blackout periods. As an enhancement to the trading policy, on April 21, 2014, the Board adopted an additional policy prohibiting executive officers and directors from (i) entering into hedging, short sale or monetization transactions involving Company stock and (ii) holding Company stock in a margin account or pledging Company stock as collateral for a loan. Limited exceptions to the margin account/pledging prohibition may be granted by the Company’s General Counsel.

Shareholder Outreach.  Beginning in 2013, we initiated a shareholder governance outreach program, in order to obtain input from our large shareholders on governance and related practices, including executive compensation. From June 2015 through February 2016, our General Counsel, on behalf of the Board, held telephonic meetings with representatives of institutional shareholders representing approximately 24% of shares outstanding based on shares owned on the applicable meeting date. The feedback received in these meetings has informed our Board’s and Compensation Committee’s decisions concerning governance and executive compensation matters. Our Board and Compensation Committee intend to continue this outreach program.

Executive Compensation

The following table sets forth the information regarding 2015 compensation for each of our named executive officers. 2014 and 2013 information is presented for executives who were also named executive officers during those years.

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Eric D. Belcher Chief Executive Officer and President	2015	700,000	—	600,000	600,000	842,600	44,921	2,787,521
	2014	700,000	—	597,122	597,122	989,000	43,332	2,926,576
	2013	700,000	—	700,000	700,000	446,000	35,846	2,581,846
Jeffrey P. Pritchett Chief Financial Officer and Executive Vice President	2015	166,667	—	600,000	600,000	314,000	11,479	1,692,146
Ronald C. Provenzano General Counsel	2015	340,000	—	167,500	167,500	213,500	32,921	921,421
	2014	320,000	—	165,500	165,500	197,000	31,332	879,332
	2013	300,000	—	—	112,500	90,000	23,846	526,346
Robert Burkart Chief Information Officer	2015	196,250	—	50,000	50,000	83,700	32,921	412,871
Ryan K. Spohn Former Interim Chief Financial Officer(4)	2015	221,525	200,000(3)	59,800	59,800	72,250	32,921	446,296
Joseph M. Busky Former Chief Financial Officer(5)	2015	182,083	—	—	—	—	34,486	216,569
	2014	457,500	—	—	2,000,000	339,000	40,932	2,837,432
	2013	450,000	—	300,000	300,000	162,000	33,446	1,245,446
John D. Eisel Former Chief Operating Officer(6)	2015	148,485	—	—	—	193,338	24,647	366,470
	2014	350,000	—	191,931	191,931	3,546	32,532	769,940
	2013	350,000	—	125,000	125,000	126,000	26,499	752,499

(1)
Amounts represent the full grant date fair value of the stock option awards and restricted stock awards granted in 2015, 2014, and 2013 calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards and restricted stock awards, please see Note 2 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	Consists of 401(k) matching contributions, reimbursed car payments and medical insurance premiums.

(3)	Retention bonus paid in connection with interim Chief Financial Officer appointment.

(4)	Following Mr. Pritchett's appointment as Chief Financial Officer, Mr. Spohn transitioned to his current senior international financial role.

(5)	Joseph M. Busky resigned as Chief Financial Officer effective March 9, 2015.

(6)	John D. Eisel resigned as Chief Operating Officer effective June 2, 2015.

For a description of the material terms of employment agreements with our named executive officers, see “— Employment Agreements.”

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Company’s named executive officers regarding 2015 plan-based awards.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)/sh	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Eric D. Belcher	Annual Incentive Award		$402,500	$805,000	$1,610,000	—	—	—	—
	Restricted Stock	6/3/2015	—	—	—	89,820	—	—	$600,000
	Stock Options	6/3/2015	—	—	—	—	181,818	$6.68	$600,000
Jeffrey P. Pritchett	Annual Incentive Award		$150,000	$300,000	$600,000	—	—	—	—
	Restricted Stock	8/1/2015	—	—	—	80,000	—	—	$600,000
	Stock Options	8/1/2015	—	—	—	—	163,043	$7.50	$600,000
Ronald C. Provenzano	Annual Incentive Award		$102,000	$204,000	$408,000	—	—	—	$—
	Restricted Stock	6/3/2015	—	—	—	25,075	—	—	$167,500
	Stock Options	6/3/2015	—	—	—		50,758	$6.68	$167,500
Robert Burkart	Individual Incentive Award		$40,000	$80,000	$160,000	—	—	—	$—
	Restricted Stock	6/3/2015	—	—	—	7,485	—	—	$50,000
	Stock Options	6/3/2015	—	—	—	—	15,152	$6.68	$50,000
Ryan K. Spohn	Annual Incentive Award		$34,500	$69,000	$138,000	—	—	—	—
	Restricted Stock	6/3/2015	—	—	—	8,952	—	—	$59,800
	Stock Options	6/3/2015	—	—	—	—	18,121	$6.68	$59,800
Joseph M. Busky(3)	Annual Incentive Award	—	$—	$—	$—	—	—	—	—
	Restricted Stock	—	—	—	—	—	—	—	$—
	Stock Options	—	—	—	—	—	—	$—	$—
John D. Eisel(4)	Individual Incentive Award	—	$—	$193,338	$—	—	—	—	—
	Restricted Stock	—	—	—	—	—	—	—	$—
	Stock Options	—	—	—	—	—	—	$—	$—

(1)
These represent potential incentive opportunities for 2015 annual incentive awards. Because Mr. Eisel does not have a fixed target bonus, the amount reported in this column represents the actual amount earned for his 2015 performance. Actual amounts earned for the other named executive officers for 2015 are reported in the Summary Compensation Table.

(2)
Values based on the closing price of a share of our common stock on the date of grant. The exercise price for options granted to Messrs. Belcher, Pritchett, Spohn, Burkart, and Provenzano is $6.68. Values for restricted stock awards are based on the closing price of a share of our common stock on the date of grant. Values for option grants are based on the grant date value calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the option awards and restricted stock awards, please see Notes 2 and 14 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(3)	Mr. Busky terminated employment in 2015 and thus did not receive awards under these plans.

(4)	Mr. Eisel terminated employment in 2015 and thus did not receive any stock awards under these plans.

Employee Benefit Plans

2004 Unit Option Plan

Effective January 1, 2004, we adopted the InnerWorkings, LLC 2004 Unit Option Plan. The principal purpose of the Unit Option Plan has been to attract, retain and reward selected employees, consultants and directors through the granting of non-qualified stock options.

Upon adoption of our 2006 Plan, the Unit Option Plan was merged into the 2006 Plan and ceased to separately exist. Except with respect to rights that may be protected under prior award agreements, outstanding awards under the Unit Option Plan are now subject to the 2006 Plan. The awards remaining under the Unit Option Plan were rolled into the 2006 Plan. No additional awards may be made under the Unit Option Plan on or after the effective date of the 2006 Plan.

2006 Stock Incentive Plan

We maintain the InnerWorkings, Inc. 2006 Stock Incentive Plan. The principal purpose of the 2006 Plan is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The 2006 Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards. On April 12, 2016, our Compensation Committee approved, subject to stockholder approval, the amended and restated 2006 Plan, which amendment and restatement (i) increases the maximum number of shares of common stock that may be issued under the plan by 2,900,000, from 7,850,000 to 10,750,000, and (ii) reiterates the performance-based goals used in granting performance-based awards under the 2006 Plan to be approved by stockholders for purposes of Section 162(m) of the Code. We are asking stockholders to approve the amended and restated 2006 Plan in Proposal 4.

Annual Incentive Plan

We maintain the InnerWorkings Annual Incentive Plan that rewards employees for meeting and exceeding annual performance goals established by the Compensation Committee based on one or more criteria set forth in the Annual Incentive Plan.

Eligibility to participate in the Annual Incentive Plan is limited to substantially all regular full-time and part-time employees. Temporary employees, any independent contractors, and certain other specified classifications are not eligible to participate in the Annual Incentive Plan.

Employees are eligible to receive bonuses based on meeting operational and financial goals that may be stated (a) as goals of the company, a subsidiary, or a portion thereof, (b) on an absolute basis and/or relative to other companies, or (c) separately for one or more participants or business units. The objective performance goals for the Annual Incentive Plan are established by our Compensation Committee at the beginning of the year. Bonus payouts are determined within a reasonable time after the end of the performance period.

Our Compensation Committee administers the Annual Incentive Plan and has the authority to construe, interpret and implement the Annual Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Annual Incentive Plan. The determination of the Compensation Committee on all matters relating to the Annual Incentive Plan or any award agreement will be final, binding and conclusive. The Annual Incentive Plan may be amended or terminated by the Compensation Committee or our Board. However, the Annual Incentive Plan may not be amended without the prior approval of our stockholders, if such approval is necessary to qualify bonuses as performance-based compensation under Section 162(m) of the Code. We are asking stockholders to reapprove the material terms of performance-based awards under the Annual Incentive Plan in Proposal 3.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Eric D. Belcher	161,031	—		14.36	1/22/2018	11,488	(2)	86,160
	575,000	—		6.00	11/14/2018	23,256	(3)	174,420
	100,952	—		8.24	6/23/2021	62,374	(4)	467,805
	68,751	22,917	(2)	11.97	3/15/2022	89,820	(5)	673,650
	60,449	60,449	(3)	15.05	3/15/2023	—		—
	42,050	126,153	(4)	7.18	6/13/2024	—		—
	—	181,818	(5)	6.68	6/3/2025	—		—
Jeffrey P. Pritchett	—	163,043	(6)	7.50	8/1/2025	80,000	(6)	600,000
Ronald C. Provenzano	38,007	25,338	(10)	12.10	9/4/2022	12,397	(10)	92,978
	11,655	34,965	(4)	7.18	6/13/2024	9,222	(8)	69,165
	—	50,758	(5)	6.68	6/3/2025	17,288	(4)	129,660
	—	—		—	—	25,075	(5)	188,063
Robert Burkart	24,090	—		4.36	7/13/2019	1,022	(7)	7,665
	4,832	—		5.40	3/10/2020	2,413	(9)	18,098
	7,396	—		6.48	1/18/2021	4,059	(4)	30,443
	9,500	—		8.24	6/23/2021	7,485	(5)	56,138
	6,237	2,082	(7)	12.24	9/14/2022	—		—
	2,736	8,208	(4)	7.18	6/13/2024	—		—
	—	15,152	(5)	6.68	6/3/2025	—		—
Ryan K. Spohn	10,000	—		5.49	6/26/2019	440	(7)	3,300
	6,168	—		5.40	3/10/2020	4,549	(8)	34,118
	4,516	—		8.24	6/23/2021	1,844	(4)	13,830
	2,682	895	(7)	12.24	9/14/2022	8,952	(5)	67,140
	1,243	3,729	(4)	7.18	6/13/2024	—		—
	—	18,121	(5)	6.68	6/3/2025	—		—
Joseph M. Busky	152,091	—		12.54	5/22/2017	—		—
	29,394	—		8.24	5/22/2017	—		—
	25,002	—		11.97	5/22/2017	—		—
	25,906	—		15.05	5/22/2017	—		—
John D. Eisel	—	—	(11)	—	—	—	(11)	—

(1)
The market value of unvested stock awards is calculated by multiplying the number of shares or units of stock that have not vested by $7.50, the Company’s closing stock price on December 31, 2015, the last trading day of the 2015 fiscal year.

(2)	Vested on March 15, 2016.

(3)	Vests in two equal annual installments beginning on March 15, 2016.

(4)	Vests in three equal annual installments beginning on June 13, 2016.

(5)	Vests in four equal annual installments beginning on June 3, 2016.

(6)	Vests in five equal annual installments beginning on August 1, 2016.

(7)	Vests on September 14, 2016.

(8)	Vests in two equal annual installments beginning on November 12, 2016.

(9)	Vests in two equal annual installments beginning on September 23, 2016.

(10)	Vests on September 4, 2016.

(11)	Mr. Eisel terminated employment in June 2015 and accordingly had no outstanding awards at the end of the 2015 fiscal year.

2015 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the number of shares acquired and the value realized by our named executive officers upon the exercise of option awards and the vesting of restricted stock awards during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eric D. Belcher	117,845	672,984	56,802	379,032
Jeffrey P. Pritchett	—	—	—	—
Ronald C. Provenzano	—	—	16,572	117,123
Robert L. Burkart	—	—	5,758	38,316
Ryan K. Spohn	—	—	3,905	28,882
Joseph M. Busky	—	—	90,761	611,904
John D. Eisel	—	—	2,077	13,854

(1)
Value realized upon the exercise of option awards is based on: (i) if the exercise involves a sale of some or all of the exercised shares, the difference between the actual price at which the exercised shares were sold and the exercise price of the options, or (ii) in all other cases, the difference between the closing market price of our common stock as reported on the NASDAQ Global Market on the date of exercise and the exercise price of the options.

(2)	Value based on the closing market price of our common stock as reported on NASDAQ Global Market on the date of vesting.

2015 PENSION BENEFITS

We do not maintain any qualified or non-qualified defined benefit plans.

2015 NONQUALIFIED DEFERRED COMPENSATION

We do not maintain any non-qualified deferred compensation plans.

Employment and Other Related Agreements

Employment Agreement with Eric D. Belcher

We entered into an amended and restated employment agreement with Eric D. Belcher, our Chief Executive Officer, effective January 1, 2014, upon the expiration of his prior employment agreement effective December 31, 2014. Mr. Belcher’s original employment agreement was entered into in June 2005, and was subsequently amended and restated effective January 1, 2009. The employment agreement provides that the amount of Mr. Belcher’s base salary will be determined annually by our Board, but will not be less than $700,000 per annum. Additionally, Mr. Belcher will receive a target annual bonus under the Company’s Annual Incentive Plan of no less than 115% of his base salary if the Company meets its annual targets, with a maximum bonus eligibility not to exceed 200% of his bonus target. Mr. Belcher will also be eligible to receive long-term incentive awards with a targeted grant date value of 200% of his base salary, subject to adjustment by the Compensation Committee in its sole discretion.

In connection with the execution of his original employment agreement in June 2005, Mr. Belcher received options to purchase 105,000 shares of common stock at an exercise price of $1.00 per share. These options vested upon the completion of our initial public offering and all have been exercised. Also in connection with his original employment agreement, Mr. Belcher was granted options to purchase 120,000 and 100,000 shares of common stock in September 2005 and October 2005, respectively. These grants have exercise prices of $0.65 and $1.00, respectively, which were the fair market values of our stock at the time of the grant, based on an independent valuation. These option grants became fully vested and have all been exercised.

In January 2008, in connection with an amendment of Mr. Belcher’s employment agreement, he was granted 69,638 shares of restricted stock which vest ratably over four years and are all fully vested as of December 31, 2012. Vesting of these shares would have accelerated in the event of a change in control of the Company.

In November 2008, in connection with Mr. Belcher’s appointment as Chief Executive Officer effective January 1, 2009, Mr. Belcher was granted options to purchase 575,000 shares of common stock at an exercise price of $6.00 per share, which vest ratably over five years. Vesting of these options will accelerate in the event of a change in control of the Company.

Upon execution of his 2009 amended and restated employment agreement, Mr. Belcher was paid a long term cash incentive bonus of $400,000, which was repayable on a pro rata basis if Mr. Belcher’s employment had terminated under certain circumstances up to January 1, 2012.

Pursuant to his amended and restated employment agreement, Mr. Belcher’s employment may be terminated, with or without cause, by our Board. If we terminate Mr. Belcher’s employment for cause (as described below) or on account of death or disability, or if Mr. Belcher terminates his employment for any reason other than good reason (as described below), Mr. Belcher is entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Belcher’s employment for any reason other than for cause, death or disability, or if Mr. Belcher terminates his employment for good reason, we will provide the following severance benefits:

•	continued payment of his base salary at the rate then in effect for 24 months following termination,

•	his target annual bonus for the fiscal year in which the date of termination occurs, plus his pro-rated annual bonus based on actual performance for the year in which the date of termination occurs,

•
immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 24 months following the termination,

•
immediate vesting of a portion of all outstanding equity-based awards which would otherwise have vested based on performance (which shall not exceed 100% of such award) as if he had remained employed until the last day of the performance period, prorated based on the number of full calendar months elapsed during the performance period through the date of termination plus an additional 24 months, and

•
if the qualifying termination occurs within 90 days before or 24 months after a change in control, immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards), and any outstanding accrued obligations.

“Cause” is defined in Mr. Belcher’s employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Belcher;

•	the Board’s determination that Mr. Belcher has committed a felony or any act involving moral turpitude;

•	the Board’s determination that Mr. Belcher has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Belcher’s continuing material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good reason” is defined in Mr. Belcher’s employment agreement as the occurrence of any of the following:

•
a material reduction of Mr. Belcher’s duties or authority under, or assignment of duties that are materially inconsistent with, the terms of his employment agreement, or the Company’s failure to appoint or reelect Mr. Belcher to his positions under his employment agreement (however, such an event in and of itself shall not constitute good reason during the nine month period following a change in control);

•	a relocation of Mr. Belcher’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

Mr. Belcher’s employment agreement expires December 31, 2016, and shall renew automatically beginning on such date for successive one-year periods unless either party delivers a notice of non-renewal. The agreement contains customary non-competition and non-solicitation provisions lasting for two years following the termination of Mr. Belcher’s employment.

Employment Agreement with Jeffrey P. Pritchett

As previously disclosed, we entered into an employment agreement with Jeffrey P. Pritchett, our current Chief Financial Officer, effective August 1, 2015. The employment agreement provides that the amount of Mr. Pritchett’s base salary will be determined annually by our Board, but will not be less than $400,000 per annum. Additionally, Mr. Pritchett will receive a target annual bonus under the Company’s Annual Incentive Plan of no less than 75% of his base salary if the Company meets its annual targets, with a maximum bonus eligibility not to exceed 200% of his bonus target. Mr. Pritchett will also be eligible to receive long-term incentive awards with a targeted grant date value of 125% of his base salary, subject to adjustment by the Compensation Committee in its sole discretion.

In connection with the commencement of Mr. Pritchett’s employment with the Company, Mr. Pritchett received a signing grant of stock options (50% of the grant) and restricted stock (50% of the grant), with an aggregate target grant date value of $1,200,000, vesting ratably over a five-year period. Mr. Pritchett also received reimbursement of relocation expenses, up to $62,500, to cover his move from New York to Chicago.

Pursuant to his employment agreement, Mr. Pritchett’s employment may be terminated, with or without cause, by the Company. If we terminate Mr. Pritchett’s employment for cause (as described below) or on account of death or disability, or if Mr. Pritchett terminates his employment for any reason other than good reason (as described below), Mr. Pritchett is entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Pritchett’s employment for any reason other than for cause, death or disability, or if Mr. Pritchett terminates his employment for good reason, we will provide the following severance benefits:

•	continued payment of his base salary at the rate then in effect for 12 months following termination,

•	his target annual bonus for the fiscal year in which the date of termination occurs, plus his prorated annual bonus based on actual performance for the year in which the date of termination occurs,

•
immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 24 months following the termination, and immediate vesting of any unvested portion of the signing equity grant,

•
immediate vesting of a portion of all outstanding equity-based awards which would otherwise have vested based on performance (which shall not exceed 100% of such award) as if he had remained employed until the last day of the performance period, prorated based on the number of full calendar months elapsed during the performance period through the date of termination plus an additional 24 months, and

•
if the qualifying termination occurs within 90 days before or 24 months after a change in control, immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards), and any outstanding accrued obligations.

"Cause" is defined in Mr. Pritchett's employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Pritchett;

•	the determination by the Chief Executive Officer or the Board that Mr. Pritchett has committed a felony or any act involving moral turpitude;

•
the determination by the Chief Executive Officer or the Board that Mr. Pritchett has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Pritchett’s continuing material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good reason” is defined in Mr. Pritchett’s employment agreement as the occurrence of any of the following:

•
a material reduction of Mr. Pritchett’s duties or authority under, or assignment of duties that are materially inconsistent with, the terms of his employment agreement, or the Company’s failure to appoint or reelect Mr. Pritchett to his positions under his employment agreement;

•	a relocation of Mr. Pritchett’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

Mr. Pritchett’s employment agreement expires July 31, 2016, and shall renew automatically beginning on such date for successive one-year periods unless either party delivers a notice of non-renewal. The agreement contains customary non-competition and non-solicitation provisions lasting for two years following the termination of Mr. Pritchett’s employment.

Retention Bonus Letter with Ryan K. Spohn

As previously disclosed, we entered into a retention letter agreement with Ryan K. Spohn with respect to his appointment to the position of Interim Chief Financial Officer. Pursuant to the letter agreement, we granted Mr. Spohn a $200,000 cash retention bonus, which was paid on January 20, 2015. The bonus was subject to repayment in full in the event that Mr. Spohn voluntarily terminated his employment with the Company for any reason prior to March 31, 2016.

Employment and Transition Agreements with Joseph M. Busky

We entered into an amended and restated employment agreement with Joseph M. Busky, our former Chief Financial Officer, effective April 30, 2012. Mr. Busky’s original employment agreement was entered into in July of 2008.

Prior to his resignation as our Chief Financial Officer effective March 9, 2015, Mr. Busky’s amended and restated employment agreement provided that the amount of Mr. Busky’s base salary would be determined annually by our Board, but would not be less than $450,000 per annum. Additionally, Mr. Busky would receive a target annual bonus of 50% of his base salary if the Company met its annual targets, with a maximum bonus eligibility not to exceed 200% of his bonus target. The actual amount of the annual bonus was discretionary and determined based upon Mr. Busky’s performance, our performance and certain performance targets approved by our Board (and by the Compensation Committee under our Annual Incentive Plan). The agreement also contains customary non-competition and non-solicitation provisions.

Mr. Busky’s employment could be terminated, with or without cause, by the Company. If we terminated Mr. Busky’s employment for cause (as described below) or on account of death or disability, or if Mr. Busky terminated his own employment for any reason other than for good reason (as described below), Mr. Busky was generally entitled to no further compensation or benefits other than those earned through the date of termination. If we terminated Mr. Busky’s employment for any reason other than for cause, death or disability, or if Mr. Busky terminated his own employment for good reason, we would continue to pay base salary for 12 months following termination. Mr. Busky would also have been entitled to immediate vesting of all equity awards granted on or about July 16, 2008. These awards were fully vested as of December 31, 2012.

“Cause” was defined in Mr. Busky’s employment agreement as the occurrence of any of the following:

•	Mr. Busky’s failure to perform reasonably assigned duties following his receipt of written notice of the failure and a reasonable opportunity to remedy it;

•	theft, dishonesty, or falsification of employment or Company records by Mr. Busky;

•	the Company’s determination that Mr. Busky has committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Busky has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Busky’s material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good reason” was defined in Mr. Busky’s employment agreement as the occurrence of any of the following:

•	a material reduction in Mr. Busky’s duties or responsibilities below what is customary for a chief financial officer at a similar company without his consent;

•	a relocation of Mr. Busky’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

If, during the three months prior to the public announcement of a proposed change of control or at any time following a change of control, Mr. Busky’s employment was terminated by us for any reason other than cause, or terminated by him for good reason, Mr. Busky was entitled to full vesting of all equity awards granted on or about July 16, 2008. “Change of Control” had the same definition as set forth in our 2006 Plan.

We entered into the January 2015 Transition Agreement, dated as of January 19, 2015, in connection with Mr. Busky’s resignation as Chief Financial Officer. The January 2015 Transition Agreement modified certain provisions of Mr. Busky’s amended and restated employment agreement and provided for Mr. Busky’s continued employment with the Company as a non-executive employee following his resignation as Chief Financial Officer through June 30, 2015 (the “Termination Date”).

If Mr. Busky remained continuously employed with the Company through the Termination Date, and conditioned upon his execution and non-revocation of a release of claims, he was entitled to receive the following payments and benefits through November 15, 2015 (if Mr. Busky commenced alternate employment prior to such date, such payments and benefits would have ceased as of such commencement date other than coverage under the indemnification agreements):

•	continued receipt of the same base salary in effect immediately prior to January 19, 2015 through November 15, 2015;

•	continued benefits under the Company’s executive and employee benefit plans, insurance programs, indemnification agreements and expense reimbursement programs through November 15, 2015; and

•
subject to Mr. Busky’s election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), cash payments from the Company equal to Mr. Busky’s premiums for such continuation coverage through November 15, 2015.

Conditioned upon his execution and non-revocation of a release of claims, (i) Mr. Busky received his annual bonus for the 2014 calendar year, with a percentage achievement of target performance no less than that of the Chief Executive Officer and (ii) Mr. Busky’s outstanding equity awards under the 2006 Plan were modified, as follows:

•
because Mr. Busky was still employed by the Company as of March 9, 2015, 33% of the restricted stock award granted as of March 21, 2014 vested on April 8, 2015 and the remaining shares under such grant were cancelled and forfeited as of March 9, 2015;

•	any vested stock options will remain exercisable until the two-year anniversary of the earlier to occur of the date of Mr. Busky’s termination of employment or the Termination Date; and

•
so long as Mr. Busky remained continuously employed by the Company through the Termination Date and did not commence employment at another company prior to the Termination Date, (a) he continued to vest in all other equity-based awards through the Termination Date, subject to the terms of the applicable award agreements, and (b) any unvested portion of such awards was terminated and was forfeited as of the Termination Date.

Employment Agreement with John D. Eisel

We entered into an employment agreement with John D. Eisel, our Chief Operating Officer, effective September 20, 2011. Under the employment agreement, Mr. Eisel received a base salary of not less than $300,000 per annum and, after the one year anniversary of his start date, not less than $350,000 per annum.

The Company also agreed to grant Mr. Eisel a $100,000 cash signing bonus, which was repayable on a pro rata basis under certain circumstances. In addition, the Company agreed to grant Mr. Eisel $1,000,000 in stock-based compensation, consisting of 50% in common stock options, which vested ratably over a four-year period, and 50% in restricted shares of common stock, which vest ratably over a four-year period. These awards were subject to the Company’s standard terms and conditions for stock option and restricted stock grants. The employment agreement was amended, effective January 1, 2014, to provide that, instead of an annual bonus under the Company’s Annual Incentive Plan, Mr. Eisel was eligible to receive 5% of gross profit up to $2,000,000 and 15% of gross profit over $2,000,000 relative to orders invoiced on specified accounts for the 2014 bonus plan year, and for the 2015 and 2016 bonus plan years, Mr. Eisel was (prior to the termination of his employment) eligible to receive 10% of gross profit relative to orders invoiced on specified accounts. The amendment also provided that Mr. Eisel was eligible to receive commissions on new business, as described in the amendment.

Mr. Eisel’s employment could be terminated, with or without cause, by the Company. If the Company terminated Mr. Eisel’s employment for cause (as described below) or on account of death or disability, or if Mr. Eisel terminated his own employment for any reason other than for good reason (as described below), Mr. Eisel was generally entitled to no further compensation or benefits other than those earned through the date of termination, plus continued bonus and commissions on new business for a period of one year following termination. If we terminated Mr. Eisel’s employment for any reason other than for cause, death or disability, or if Mr. Eisel terminated his own employment for good reason, we would have continued to pay base salary for 12 months following termination. Mr. Eisel was also entitled to immediate vesting of all equity awards granted on or about September 20, 2011 for a period of 24 months after his termination as if Mr. Eisel had remained an employee of the Company.

“Cause” was defined in Mr. Eisel’s employment agreement as the occurrence of any of the following:

•	Mr. Eisel’s failure to perform reasonably assigned duties following his receipt of written notice of the failure and a reasonable opportunity to remedy it;

•	theft, dishonesty, or falsification of employment or Company records by Mr. Eisel;

•	the Company’s determination that Mr. Eisel had committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Eisel had engaged in willful misconduct or gross negligence that had a material adverse effect on the Company’s reputation or business; or

•	Mr. Eisel’s material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good Reason” was defined in Mr. Eisel’s employment agreement as the occurrence of any of the following:

•	a material reduction in Mr. Eisel’s duties or responsibilities below what was customary for a chief operating officer at a similar company without his consent;

•	a relocation of Mr. Eisel’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continued for more than 30 days after the Company’s receipt of notice thereof.

Mr. Eisel’s employment agreement was amended, effective February 22, 2013, to eliminate the “modified single-trigger” severance provisions that (1) required him to continue employment for 9 months following a change in control and (2) provided that Mr. Eisel’s resignation for any reason during the 90 days following such 9 month period would constitute “good reason” entitling him to severance benefits.

Mr. Eisel’s employment agreement was further amended, effective April 6, 2015, to provide that, on and after such date, all outstanding equity awards would become immediately vested if Mr. Eisel experienced a qualifying termination of employment in connection with a change of control of the Company. In addition, Mr. Eisel would have received immediate vesting of all equity awards if a successor entity failed to assume or replace his outstanding equity awards with economically equivalent awards upon a change in control of the Company.

Mr. Eisel resigned as Chief Operating Officer effective June 2, 2015.

Employment Agreement with Ronald C. Provenzano

We entered into an employment agreement with Ronald C. Provenzano, our General Counsel, effective August 23, 2012. Under the employment agreement, Mr. Provenzano received a base salary of $250,000 per annum for 2012, and will receive a base salary of $300,000 per annum starting in 2013. The employment agreement also provides that Mr. Provenzano will be eligible for an annual performance bonus, with an annual target bonus amount equal to not less than 50% of his base salary. The Company also agreed to grant Mr. Provenzano an equity grant upon signing equal in value to $750,000, consisting of 50% in common stock options, which vest ratably over a five-year period, and 50% in restricted shares of common stock, which vest ratably over a five-year period. These awards are subject to the Company’s standard terms and conditions for stock option and restricted stock grants.

Mr. Provenzano’s employment may be terminated, with or without cause, by the Company. If the Company terminates Mr. Provenzano’s employment for cause (as described below) or on account of death or disability, or if Mr. Provenzano terminates his own employment for any reason other than for good reason (as described below), Mr. Provenzano is generally entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Provenzano’s employment for any reason other than for cause, death or disability, or if Mr. Provenzano terminates his own employment for good reason, we will continue to pay base salary for 12 months following termination. Mr. Provenzano is also entitled to immediate vesting of all equity awards granted on or about August 23, 2012 for a period of 24 months after his termination as if Mr. Provenzano had remained an employee of the Company.

“Cause” is defined in Mr. Provenzano’s employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Provenzano;

•	the Company’s determination that Mr. Provenzano has committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Provenzano has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Provenzano’s material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good Reason” is defined in Mr. Provenzano’s employment agreement as the occurrence of any of the following:

•
a material reduction in Mr. Provenzano’s duties or responsibilities below, or assignment of duties that are materially inconsistent with, the duties and authority set forth in his employment agreement;

•	a relocation of Mr. Provenzano’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

Mr. Provenzano’s employment agreement was further amended, effective April 6, 2015, to provide that, on and after such date, all outstanding equity awards would become immediately vested if Mr. Provenzano experiences a qualifying termination of employment in connection with a change of control of the Company. In addition, Mr. Provenzano would receive immediate vesting of all equity awards if a successor entity fails to assume or replace his outstanding equity awards with economically equivalent awards upon a change in control of the Company.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE IN CONTROL

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2015, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Named Executive Officer	Cash Severance
Eric D. Belcher	91,875 per month for 24 months
Jeffrey P. Pritchett	58,333 per month for 12 months
Ronald C. Provenzano	28,333 per month for 12 months
Robert L. Burkart	Not applicable
Ryan K. Spohn	Not applicable

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive without good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, or that our named executive officers experienced a qualified termination in connection with a change in control, each as of December 31, 2015, the following individuals would be entitled to accelerated vesting of their outstanding stock options and restricted stock awards described in the table below:

Named Executive Officer	Value of Equity Awards: Termination Without Cause or for Good Reason(1)	Value of Equity Awards: In Connection With a Change in Control(1)
Eric D. Belcher
Additional vesting of all qualified equity awards that would have otherwise occurred if employed during 24 months after termination: 121,237 restricted stock awards with a value of $909,278 and 81,522 options with a value of $101,458. All other awards which would have become immediately vested had already vested as of December 31, 2015.

Immediate vesting of all qualified unvested options and restricted stock awards: 186,938 restricted stock awards with a value of $1,402,035 and 391,337 options with a value of $189,460. All other awards which would have become immediately vested had already vested as of December 31, 2015.

Jeffrey P. Pritchett
Additional vesting of all qualified equity awards that would have otherwise occurred if employed during 24 months after termination, and immediate vesting of any unvested portion of the signing equity grant: 80,000 restricted stock awards with a value of $600,000 and 163,043 options with a value of $0.

Immediate vesting of all qualified unvested options and restricted stock awards: 80,000 restricted stock awards with a value of $600,000 and 163,043 options with a value of $0.
Ronald C. Provenzano
Additional vesting of qualified equity from September 2012 equity grants that would have otherwise occurred if employed during 24 months after termination: 7,748 restricted stock awards with a value of $58,110 and 15,836 options with a value of $0.
Immediate vesting of all qualified unvested options and restricted stock awards: 63,982 restricted stock awards with a value of $479,865 and 111,061 options with a value of $52,810.
Robert L. Burkart	Not applicable.	Not applicable.
Ryan K. Spohn	Not applicable.	Not applicable.

(1)
Option award values are based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on December 31, 2015. Stock award values are based on the closing sale price of our common stock on December 31, 2015. Our closing stock price on December 31, 2015 was $7.50 per share.

In connection with a termination without cause or a termination for good reason, no payments are due unless the executive executes a general release and waiver of claims against us. During the executive’s employment and for a specified period following a termination for any reason, the executive generally is subject to certain restrictive covenants, including non-competition and non-solicitation of customers and employees of the Company.

Messrs. Busky and Eisel were no longer executive officers or employees as of December 31, 2015. For a description of the Transition Agreement relating to Mr. Busky's resignation, see Employment and Other Related Agreements above. Mr. Eisel resigned effective June 2, 2015 and was not eligible for any termination-related compensation.

COMPENSATION AND RISK

Effects of our Compensation Programs on Risk.  All significant transactions are reviewed, and must be approved, by our senior corporate management. Therefore, even though associates in our sales offices may have performance targets that will be affected by growth or short term profitability of their divisions, they are not in a position to cause us to undertake transactions that might expose us to risks that are material to us as a company without the concurrence of our senior corporate management.

Our senior executives and other members of our senior corporate management may participate in bonus programs that are based upon achievement of performance targets that may benefit from our growth or short term profits. However, the incentives for our senior executives and other members of our senior corporate management team are balanced between short term and long term Company results, do not result in additional financial exposure to the Company, and are consistent with established industry practice. Accordingly, we do not believe that our incentive bonus programs create material incentives for our senior executives, or any other of our associates, to expose us to significant risk.

The Compensation Committee reviewed our compensation programs and policies for features that may give rise to risks that have a material adverse effect on the Company, and found that the compensation programs operate with strong governance features and do not encourage unnecessary or excessive risk taking.

2015 DIRECTOR COMPENSATION

Summary of Director Compensation

For 2015, non-employee directors earned $100,000 in equity (awarded in restricted shares) and $50,000 in cash compensation, and the Audit Committee Chairman received an additional $20,000 in cash compensation. The stock awards granted to the Board during 2015 will vest on June 3, 2016. In addition, our directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Under our 2006 Plan, directors are eligible to receive stock option and other equity grants at the discretion of the Compensation Committee or other administrator of the 2006 Plan. Pursuant to the amended and restated 2006 Plan, as approved by our Compensation Committee on April 12, 2016, subject to stockholder approval, the maximum number of shares subject to awards under the 2006 Plan that may be granted in any calendar year to any one participant who is a non-employee director, when taken together with any cash fees paid to non-employee director with respect to his or her service as a non-employee director in such calendar year, will not exceed $400,000 in total value (calculating the value of any such awards based on the fair market value at the time of grant for financial reporting purposes).

Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. The following table summarizes compensation that our non-employee directors earned during 2015 for services as members of our Board, which was paid in the form of restricted stock awards and cash:

Name	Stock Awards ($)(1)	Cash Awards	Total ($)
Charles K. Bobrinskoy	$100,000	$70,000	$170,000
David Fisher	100,000	50,000	150,000
Daniel M. Friedberg	100,000	50,000	150,000
J. Patrick Gallagher, Jr.	100,000	50,000	150,000
Jack M. Greenberg	100,000	50,000	150,000
Julie M. Howard	100,000	50,000	150,000
Linda S. Wolf	100,000	50,000	150,000

(1)	Represents grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718.

The aggregate option and stock awards outstanding for each person in the table set forth above as of December 31, 2015 are as follows:

	Option Awards				Stock Awards
Name	Vested	Unvested	Exercise Price	Expiration Date	Vested	Unvested
Charles K. Bobrinskoy	50,000	—	$11.86	9/2/2018	66,538	14,970
	13,441	—	$2.36	2/25/2019	—	—
	13,021	—	$6.86	6/19/2019	—	—
	11,160	—	$8.66	7/1/2021	—	—
David Fisher	1,499	—	$8.41	11/17/2021	31,734	14,970
Daniel M. Friedberg	—	—	$—	—	13,928	14,970
J. Patrick Gallagher, Jr.	5,082	—	$7.40	8/16/2021	33,523	14,970
Jack M. Greenberg	13,441	—	$2.36	2/25/2019	66,538	14,970
	13,021	—	$6.86	6/19/2019	—	—
	11,160	—	$8.66	7/1/2021	—	—
Julie M. Howard	—	—	$—	—	27,324	14,970
Linda S. Wolf	50,000	—	$16	11/15/2016	66,538	14,970
	13,441	—	$2.36	2/25/2019	—	—
	13,021	—	$6.86	6/19/2019	—	—
	11,160	—	$8.66	7/1/2021	—	—

Director Stock Ownership Guidelines.  On February 5, 2013, the Compensation Committee and Board approved stock ownership guidelines for directors of the Company. Under the guidelines, non-employee directors are expected to hold common stock with a value equal to two times total annual director compensation. Directors are required to meet these guidelines within five years of becoming a member of the Board. Shares that count toward satisfaction of the stock ownership guidelines include:

•	shares owned outright by the director or his or her immediate family members residing in the same household;

•	shares held in trust for the benefit of the director or his or her immediate family members;

•	shares acquired upon stock option exercise;

•	shares purchased in the open market;

•	restricted stock granted under our equity incentive plan; and

•	shares subject to stock options that are fully vested, after deducting shares that would be required to be sold or surrendered to cover the applicable exercise price.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

By the Compensation Committee
of the Board of Directors,

J. Patrick Gallagher, Jr. (Chairman)
Charles K. Bobrinskoy
David Fisher
Daniel M. Friedberg
Jack M. Greenberg
Julie M. Howard
Linda S. Wolf

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four non-employee directors, Charles K. Bobrinskoy, David Fisher, Julie M. Howard and Linda S. Wolf, each of whom the Board of Directors has determined to be an independent director as defined in the rules of NASDAQ. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. The Board approved charter is available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During 2015, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chairman and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors,

Charles K. Bobrinskoy (Chairman)
David Fisher
Julie M. Howard
Linda S. Wolf

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL REGISTERED
PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2015 and 2014, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees(1)	$1,770,160	$1,551,316
Audit-Related Fees(2)	33,980	156,678
Tax Fees	—	—
All Other Fees	—	—
Total	$1,804,140	$1,707,994

(1)
Audit fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit services for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2015 were approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2017 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2017 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8) and received by the Secretary of the Company on or before December 23, 2016. Stockholder proposals to be presented at the 2017 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than March 5, 2017 and no later than April 4, 2017, in accordance with the procedures in the Company’s Bylaws.

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

We have delivered only one notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice and, if applicable, proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Stockholders should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit their request to our transfer agent in writing addressed to: American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. In addition, stockholders who currently receive multiple copies of the notice at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing at the address above.

Upon request by any stockholder entitled to vote at the annual meeting, we will promptly furnish without charge a separate copy of our proxy statement or annual report to you upon written or oral request to: Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, or by telephone at 1-312-642-3700.

INNERWORKINGS, INC.
ATTN: WILL ATKINS
600 WEST CHICAGO,SUITE 850
CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	Nominees	For	Against	Abstain
1A	Jack M Greenberg	☐	☐	☐
1B	Eric D Belcher	☐	☐	☐
1C	Charles K Bobrinskoy	☐	☐	☐
1D	Daniel M Friedberg	☐	☐	☐
1E	David Fisher	☐	☐	☐
1F	J Patrick Gallagher Jr	☐	☐	☐
1G	Julie M Howard	☐	☐	☐
1H	Linda S Wolf	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000288196_1 R1.0.1.25

INNERWORKINGS, INC.
Annual Meeting of Shareholders
June 3, 2016 at 11:00 AM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jack M. Greenberg and Ronald C. Provenzano, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INNERWORKINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 AM, Central Time, on June 3, 2016, at the Company's Headquarters, 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000288196_2 R1.0.1.25

Continued and to be signed on reverse side

Appendix A

INNERWORKINGS ANNUAL INCENTIVE PLAN
(as amended and restated effective January 1, 2016)

ARTICLE 1
Statement of Purpose
The compensation policies of InnerWorkings, Inc. (the "Company") are intended to support the Company's overall objective of enhancing shareholder value. In furtherance of this philosophy, the Company has designed this InnerWorkings Annual Incentive Plan (the "Plan") to provide incentives for business performance, reward contributions towards goals consistent with the Company's business strategy, and enable the Company to attract and retain highly qualified Employees.
ARTICLE 2
Definitions
The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1	"Affiliate" means any parent, subsidiary or other entity that is (directly or indirectly) controlled by, or controls, the Company.

2.2	"Board" means the InnerWorkings, Inc. Board of Directors.

2.3	"Bonus" means the incentive compensation determined under Section 4.4 of the Plan payable in cash.

2.4	"Bonus Pool" means an amount that may be allocated to a Business Unit for allocation among the Eligible Employees of such Business Unit.

2.5	"Business Unit" means an organizational unit of business within the Company, as identified by the Company.

2.6	"Code" means the Internal Revenue Code of 1986, as amended.

2.7
"Committee" means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for "outside directors" under Section 162(m) and the regulations thereunder and the independence requirements of the NASDAQ marketplace rules or any other applicable exchange on which InnerWorkings' common equity is at the time listed, in each case as in effect from time to time.

2.8	"Company" means InnerWorkings, Inc. and any of its Subsidiaries that adopt this Plan or that have Employees who are participants under this Plan.

2.9	"Disability" means permanent and total disability as defined in the Company's long term disability plan, or if no such plan is then in effect, as defined in Code Section 22(e)(3).

2.10	"Effective Date" means January 1, 2016.

2.11
"Employee" means any person employed on a full-time or part-time basis by the Company or an Affiliate in a common law employee-employer relationship, but shall not include any commissioned sales employees, temporary employees, interns, leased employees, or independent contractors. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or among the Company, its Subsidiaries or any successor.

2.12	"Executive Officer" means any Employee who is an "executive officer" as defined in Rule 3b-7 promulgated under the Exchange Act.

2.13	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

1

Appendix A

2.14	"InnerWorkings" means InnerWorkings, Inc., a Delaware corporation, and any successor to its obligations under this Plan.

2.15	"Participant" means an Executive Officer or Employee as described in Article 3 of this Plan.

2.16
"Performance Period" means the period for which a Bonus may be paid. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year, beginning on January 1 and ending on December 31 of any year.

2.17	"Plan" means this InnerWorkings Annual Incentive Plan, as it may be amended from time to time.

2.18
"Retirement" means a Termination of Employment, after appropriate notice to the Company, (a) on or after the earliest permissible retirement date under a qualified pension or retirement plan of the Company, or (b) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

2.19	"SEC" means the U.S. Securities and Exchange Commission.

2.20	"Section 162(m)" means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.

2.21	"Section 409A" means Code Section 409A and regulations promulgated thereunder by the Secretary of the Treasury.

2.22
"Termination of Employment" means (a) the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or (b) the occurrence of a transaction by which the Participant's employing Company ceases to be an Affiliate.

ARTICLE 3
Participation
An Executive Officer or other Employee of the Company designated by the Committee individually or by classification shall be a Participant in this Plan and shall continue to be a Participant until any Bonus he may receive has been paid or forfeited under the terms of this Plan. The amount of a Participant's Bonus, if any, will be governed by Article 4.
ARTICLE 4
Incentive Bonuses

4.1
Objective Performance Goals. The Committee shall establish written, objective performance goals for a Performance Period not later than 90 days after the beginning of the Performance Period (but not after more than 25% of the Performance Period has elapsed). The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2. Objective performance goals may also include operational goals such as: productivity, safety, other strategic objectives and individual performance goals. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for InnerWorkings, for one or more of its Subsidiaries, Business Units, divisions, organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more Participants or Business Units, or in any combination of the two.

4.2
Financial Measures. The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 4.1: earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings growth; net income (absolute or competitive growth rates comparative); net income per share; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders' equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common shareholders' equity; absolute and/or relative return on invested capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expenses to operating revenues; gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative); revenue backlog; margins realized on delivered services; total shareholder return; debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items,

2

Appendix A

including but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective non-financial measures and non-operating items.

4.3
Performance Evaluation. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the objective performance goals established for that Performance Period have been met by the respective Company, Business Unit, Executive Officers, Employees or otherwise subject to such performance goals, and the extent to which such performance goals may have been exceeded.

4.4
Bonus. If the Committee has determined that objective performance goals established for that Performance Period have been satisfied, the Committee will determine, in its discretion or based on formulae the Committee may establish for such Performance Period, the amount of bonuses payable by the Company. Bonus amounts determined by the Committee may be expressed as individual Bonuses payable to an Employee or as one or more Bonus Pools to be allocated to one or more Business Units. Any Bonus Pool will thereafter be allocated as individual Bonuses among Employees employed by such Business Unit in the discretion of the senior executive of such Business Unit (or his or her designee).

4.5	Eligibility for Payments.

(a)Except as otherwise provided in this Section 4.5, a Participant will be eligible to receive his or her Bonus only if the Participant is employed by the Company continuously from the first day of the Performance Period up to and including the last day of the Performance Period.

(b)Under Section 4.5(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the last day of the Performance Period, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Bonus or payment. Any determination as to a Participant's eligibility for a Bonus or payment under this Section 4.5(b) may be deferred for a reasonable period after such Participant's return to active employment.
(c)The Committee may determine, in its sole discretion, that a Bonus will be payable pro-rata for a Participant who either becomes an Employee during the Performance Period or terminates his or her employment with the Company during the Performance Period due to death, Retirement or Disability.

4.6	Payment or Deferral of the Bonus.

(a)As soon as practicable after the amount of a Participant's Bonus is determined under Section 4.4, the Company shall pay the portion of the Bonus to the Participant that is not otherwise deferred under Section 4.6(b). The payment date for any Bonus not deferred shall be on or before the date that is 2½ months after the end of the applicable Performance Period. The Company shall deduct from each Bonus any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is otherwise required to deduct. Any payment attributable to a deceased Participant shall be made to the beneficiary designated in the Company's qualified 401(k) plan or, if no beneficiary is so designated, to his or her spouse or, if none, to his or her estate.

(b)Subject to Section 7.10 (regarding Section 409A) and subject to applicable law, Participants may request that payments of a Bonus be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election prior to or, as permitted, during the Performance Period pursuant to such rules and procedures as the Committee may establish from time to time with respect to such arrangement.
ARTICLE 5
Administration

5.1
General Administration and Delegation of Authority. This Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish. As permitted by applicable law and the Company, the Committee may delegate any of its duties and authority under the Plan.

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5.2
Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions.

5.3	Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

5.4
Committee Members Not Liable. The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals for a Performance Period have been met. Neither the Committee nor any member thereof shall be liable for any action or determination made in good faith with respect to this Plan or any Bonus paid hereunder.

5.5
Decisions Binding. All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on InnerWorkings and its Subsidiaries and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.

5.6	Application of Section 162(m).

(a)This Plan is intended to be administered, interpreted and construed so that Bonus payments remain tax deductible to the Company and unlimited by Section 162(m), which restricts under certain circumstances the Federal income tax deduction for compensation paid by a publicly held company to named executives in excess of $1 million per year.

(b)To the extent that the Committee determines that Section 162(m) applies to a Bonus payable to an Executive Officer under the Plan, such Bonus: (i) shall be intended to satisfy the applicable requirements for the performance-based compensation exception under Section 162(m); (ii) shall be contingent upon shareholder approval of this Plan in accordance with Section 162(m), the regulations thereunder and other applicable Treasury regulations; (iii) shall not originate from a Bonus Pool awarded to a Business Unit, but rather be set forth as a specified formula that may be based on a percentage of compensation applicable to the Executive Officer; (iv) shall not exceed $5,000,000 for any Performance Period, (v) shall be payable only after the Committee certifies in writing that the applicable performance goals for such Performance Period have been achieved; and (vi) shall comply with such other requirements as necessary to qualify as performance-based compensation under Section 162(m).
ARTICLE 6
Amendments; Termination
This Plan may be amended or terminated by the Board or the Committee. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. An amendment to this Plan shall not be effective without the prior approval of the shareholders of InnerWorkings if such approval is necessary to qualify Bonuses as performance-based compensation under Section 162(m), or otherwise under Treasury or SEC regulations, the rules of NASDAQ or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to potential Bonuses with respect to a Performance Period that began before the effective date of such amendment.
ARTICLE 7
Other Provisions

7.1
Bonuses Not Assignable. No Bonus or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

7.2
Participant's Rights. The right of any Participant to receive any Bonus granted or allocated to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Bonus or portion of a Bonus Pool for a Performance Period because of a Participant's participation in this Plan for any prior Performance Period or employment during such Performance Period. The application of the Plan to one Participant shall not create, nor be construed in any manner as having created, any right by another Participant to similar or uniform treatment under the Plan.

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7.3
Termination of Employment. The Company retains the right to terminate the employment of any Participant or other Employee at any time for any reason or no reason, and a Bonus is not, and shall not be construed in any manner to be, a waiver of such right.

7.4
Exclusion from Benefits. Bonuses under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

7.5
Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of InnerWorkings' business or assets, shall assume InnerWorkings' liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that InnerWorkings would be required to perform if no such succession had taken place.

7.6
Law Governing Construction. The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Illinois, except to the extent that such law is preempted by Federal law.

7.7
Headings Not a Part Hereto. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.8
Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.

7.9
Offsets. The Company shall have the right to offset from any Bonus payable hereunder any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant (or his Beneficiary, in the event of the Participant's death).

7.10
Section 409A. This Plan is intended to comply with Section 409A and the interpretative guidance thereunder, including the exemption for short-term deferrals, and shall be administered, construed and interpreted in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts hereunder comply with, or are exempt from, Section 409A. If an operational failure occurs with respect to Section 409A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

7.11
Dispute Resolution. Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party describing the facts and claims for each claim. Written notice shall be provided within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, unless the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

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Appendix B

INNERWORKINGS, INC.
2006 STOCK INCENTIVE PLAN

(as amended and restated effective June 3, 2016)

1

INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

Article 1.	Establishment, Objectives and Duration 1

Article 2.	Definitions 2

Article 3.	Administration 7

Article 4.	Shares Subject to the Plan and Maximum Awards 8

Article 5.	Eligibility and Participation 9

Article 6.	Options 10

Article 7.	Stock Appreciation Rights 13

Article 8.	Restricted Stock and Restricted Stock Units 13

Article 9.	Performance Shares 15

Article 10.	Other Stock Awards 16

Article 11.	Performance Measures 16

Article 12.	Beneficiary Designation 17

Article 13.	Deferrals and Code Section 409A 17

Article 14.	Rights of Participants 20

Article 15.	Amendment, Modification and Termination 20

Article 16.	Nontransferability of Awards. 21

Article 17.	Withholding 22

Article 18.	Indemnification 22

Article 19.	Successors 22

Article 20.	Breach of Restrictive Covenants 22

Article 21.	Legal Construction 23

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Appendix B

INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN
Article 1.    Establishment, Objectives and Duration
1.1    Establishment of the Plan. InnerWorkings, Inc., a Delaware corporation, hereby establishes this InnerWorkings, Inc. 2006 Stock Incentive Plan (the “Plan”) as set forth herein. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.
The Plan became originally effective on July 31, 2006 and will remain in effect as provided in Section 1.3 hereof. The Plan was amended and restated effective June 19, 2008, subject to approval by the Company’s stockholders at the 2008 annual meeting. The Plan was further amended and restated effective June 18, 2009, subject to approval by the Company’s stockholders at the 2009 annual meeting. The Plan was further amended and restated June 16, 2011, subject to approval by the Company’s stockholders at the 2011 annual meeting. The Plan was further amended and restated effective June 21, 2012, subject to approval by the Company’s stockholders at the 2012 annual meeting. The Plan was further amended and restated June 13, 2014, subject to approval by the Company’s stockholders at the 2014 annual meeting. The Plan was further amended and restated June 3, 2016, subject to approval by the Company’s stockholders at the 2016 annual meeting.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.
1.3    Duration of the Plan. The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after the tenth (10th) annual anniversary of the Effective Date.
1.4    Plan Merger. The Company’s 2004 Unit Option Plan was merged into this Plan as of July 31, 2006. Except with respect to rights that may be protected under prior award agreements, stock options or unit options awarded and equity interests authorized for awards under the Prior Plan shall be governed by, and available under, the terms of this Plan.
Article 2.    Definitions
Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
“Affiliate” means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.
“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.
“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, “Cause” shall mean the Participant’s:

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(a)
willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)	commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)	commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.
An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.
“Change in Control” means the occurrence of any one or more of the following:

(a)
An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)
Any person or persons acting as a group acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty (50%) of the total fair market value or voting power of the Company’s then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company’s then outstanding stock will be treated as a Change in Control;

(c)
Individuals who constitute the Board immediately after the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(d)
Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company’s stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity’s total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

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In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are “independent directors” within the meaning of the NASDAQ marketplace rules, and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
“Company” means InnerWorkings, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.
“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.
“Director” means any individual who is a member of the Board of Directors.
“Disability” shall mean

(a)	A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b)	If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c)	When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d)	Such other condition as may be determined by the Committee to constitute “disability” under Section 409A.
“Effective Date” means June 3, 2016.
“Employee” means any person employed by the Company or an Affiliate in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
“Fair Market Value” of a Share on any given date shall be determined by the Committee as follows:

(a)
If the Share is listed for trading on the National Association of Securities Dealers, Inc. (NASDAQ) National Market System or one or more national securities exchanges, the last reported sales price on the NASDAQ or such exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such exchange on such date, the last reported sales price on the NASDAQ or such exchange on the first day prior thereto on which such Share was so traded;

(b)	If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

(c)
Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.

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“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
“Initial Public Offering” or “IPO” means an initial public offering of the Company’s Shares pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.
“Nonstatutory Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
“Participant” means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.
“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.
“Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.
“Performance Share” means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant’s attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.
“Personal Leave” means a leave of absence as described in Section 5.3.
“Plan” means the InnerWorkings, Inc. 2006 Stock Incentive Plan, as set forth in this document, and as amended from time to time.
“Prior Plan” means the Company’s 2004 Unit Option Plan. The Prior Plan was merged into this Plan as of July 31, 2006 and stock or unit options awarded and equity interests authorized for award under the Prior Plan are governed by, and available under, the terms of this Plan.
“Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.
“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria, specified in the Award Agreement.
“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.
“Section 409A” means Code Section 409A and any applicable regulations or interpretive authority thereunder.
“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.
“Shares” means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.

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“Stock Appreciation Right” or “SAR” means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.
“Stock Award” means an Award of Shares pursuant to the terms of Article 10.
“Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Code Section 424(f).
“Vested” means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as “Vest,” “Vesting,” and “Unvested” shall be interpreted accordingly.
Article 3.    Administration
3.1    The Committee. The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the “independent director” requirements of the NASDAQ marketplace rules, and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions.
3.2    Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.
The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, and Stock Appreciation Rights. Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.
3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.
3.4    Change in Control. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.
Article 4.    Shares Subject to the Plan and Maximum Awards
4.1    Number of Shares Available for Awards.

(a)
Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 10,750,000. The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 1,000,000. Subject to adjustment as provided below and in Sections 4.2 and 4.3, the aggregate Awards that may be granted during any calendar year to any one Participant shall not exceed: (i) 500,000 Shares subject to Options or SARs; (ii) 500,000 Shares subject to Restricted Stock, Restricted Stock Units or Performance Shares (or any other Award, other than an Option or SAR, which is determined by reference to the value of Shares or appreciation in the value of Shares), to the extent that such Awards are intended to satisfy the Performance-Based Exception; and (iii) $5,000,000 with respect to any cash-based Award, to the extent that such Award is intended to satisfy the Performance-Based Exception. Notwithstanding the foregoing, the maximum number of Shares that may be granted during any calendar year to any one Participant who is a non-employee Director under all types of Awards available under the Plan, when taken together with any cash fees paid to such non-employee Director in such calendar

5

Appendix B

year with respect to his or her service as a Director, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the Fair Market Value at the time of grant for financial reporting purposes). All limits described in this Section 4.1(a) are subject to adjustment as provided in Section 4.3.

(b)
The Prior Plan was merged into and continued in the form of this Plan as of July 31, 2006. Awards made and Shares awarded under the Prior Plan prior to July 31, 2006, which remained outstanding on July 31, 2006, plus any Shares available for grant under the Prior Plan (including Shares subject to prior awards that expire unexercised or that are forfeited, terminated or canceled and Shares that are surrendered or withheld from any award under such Prior Plan to satisfy a participant’s tax withholding) shall be governed by and available under the terms of this Plan, but shall not count against the number of Shares authorized under Section 4.1(a) above. No additional awards will be made under the Prior Plan on or after July 31, 2006.

4.2    Share Counting. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award other than Options and SARs are withheld to cover taxes, such shares shall not be treated as having been issued under the Plan and shall again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or SARs are withheld to cover taxes or the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Share-settled SARs are exercised, the aggregate number of Shares subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and SARs shall not be available for issuance under the Plan, but Shares tendered to cover applicable taxes on Awards other than Options and SARs shall be available for issuance under the Plan.
4.3    Adjustments in Authorized Shares.

(a)
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)
Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.    Eligibility and Participation
5.1    Eligibility. An Employee shall be deemed eligible for participation upon such Employee’s first day of employment. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.
5.3    Personal Leave Status.

(a)
Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence as “Personal Leave.” No Options shall be granted to a Participant during Personal Leave. A Participant’s Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant’s Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Options

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have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)
The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

Article 6.    Options
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2    Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.
6.3    Exercise Price. The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the Exercise Price shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.
6.4    Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.
6.5    Dividend Equivalents. The Committee may, but will not be required to, provide under an agreement for payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options prior to the date of exercise. Such dividend equivalent agreement shall be separate and apart from the Award Agreement and shall be designed to comply separately with Section 409A, and shall be subject to the same vesting conditions as the underlying Options.
6.6    Exercise of Options. Options will be exercisable (in accordance with procedures established by the Company) at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.
6.7    Payment. The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.
The Exercise Price and any related withholding taxes will be payable to the Company in full: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).
6.8    Special Provisions for ISOs. Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

(a)	The Committee may award Incentive Stock Options only to Employees.

(b)
An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c)
If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the Exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the

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earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)
No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company’s stockholders approved the Plan, whichever is earlier.

(e)
An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant’s termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant’s termination of Service for death or Disability.

(f)	An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.
6.9    Restrictions on Share Transferability.
The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.
6.10    Termination of Service. Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a)
In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(b)
In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

(c)	In the event of termination of a Participant’s Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

(d)
In the event of a Participant’s termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant’s Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.
Article 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.
The grant price for any SAR shall be determined by the Committee, but the grant price shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted.
7.2    Exercise of SARs. SARs may be exercised (in accordance with procedures established by the Company) upon whatever terms and conditions the Committee, in its sole discretion, imposes.

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7.3    Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.
7.4    Term of SAR. The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.
7.5    Payment of SAR Amount. Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.
7.6    Termination of Service. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 8.    Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.
8.2    Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant’s deferral under this section will be credited to the Participant in the form of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.
If a Participant’s compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.
8.3    Award Agreement. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.
8.4    Other Restrictions. Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.
The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
8.5    Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.
8.6    Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.
8.7    Dividends and Other Distributions. Unless otherwise determined by the Committee, during the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.

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An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Distribution of such dividend equivalents shall be made at such time as permissible under Section 409A and shall be subject to the same vesting conditions as the underlying Restricted Stock Units.
8.8    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 9.    Performance Shares
9.1    Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant’s attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant’s attainment of performance objectives, each as described in this Article 9.
9.2    Value of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.
9.3    Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.
9.4    Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.
9.5    Form and Timing of Payment of Performance Shares. Except as provided in Article 13, the payment date of earned Performance Shares will be within the first two and one-half (2-1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.
9.6    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 10.    Other Stock Awards
    Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.
Article 11.    Performance Measures
Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards (both those granted on or prior to the date of the 2016 annual meeting of the Company’s stockholders and those granted after such meeting) designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):
(a)    earnings before interest and taxes (EBIT);
(b)    earnings before interest, taxes, depreciation and amortization (EBITDA);

(c)	net earnings;

10

Appendix B

(d)	operating earnings or income;

(e)	earnings growth;

(f)	net income (absolute or competitive growth rates comparative);
(g)    net income applicable to Shares;

(h)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;
(i)    earnings per Share;
(j)    return on stockholders’ equity (absolute or peer-group comparative);
(k)    stock price (absolute or peer-group comparative);

(l)	absolute and/or relative return on common stockholders’ equity;
(m)    absolute and/or relative return on capital;
(n)    absolute and/or relative return on assets;
(o)    economic value added (income in excess of cost of capital);

(p)	customer satisfaction;
(q)    expense reduction;

(r)	ratio of operating expenses to operating revenues;

(s)	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(t)	revenue backlog

(u)	margins realized on delivered services; and

(v)	total stockholder return (absolute or relative to a peer group).
The Committee may specify any reasonable definition of the performance measure(s) it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective non-financial measures and non-operating items (in each case, to the extent not inconsistent with Code Section 162(m), if applicable).
The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.
If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.
Article 12.    Beneficiary Designation
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

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Appendix B

Article 13.    Deferrals and Code Section 409A
13.1    Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.

13.2    Initial Deferral Elections. The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a)
A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(b)
In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(c)
Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d)
Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e)	A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

13.3    Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(a)	a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b)	the Participant’s death;

(c)	the Participant’s Disability;

(d)	a change in control (as defined in Section 409A);

(e)	an Unforeseeable Emergency, as defined in Section 409A and implemented by the Committee;

(f)	a Participant’s termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant’s termination of Service; or

(g)	such other events as permitted under Section 409A.

13.4    Restrictions on Distributions. No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clauses (i), (ii) or (iii) above.

13.5    Redeferrals. The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such

12

Appendix B

election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

13.6    Termination of Deferred Compensation Arrangements. In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

(a)
the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control (as defined in Section 409A) provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b)
the arrangement may be terminated in the Company’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; or

(c)
the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

Article 14.    Rights of Participants
14.1    Employment and Service. Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or Service at any time.
14.2    Participation. No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.
Article 15.    Amendment, Modification and Termination
15.1    Amendment, Modification and Termination.

(a)
General. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.  The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

(b)
No Repricing. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).  Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s stockholders.  In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s stockholders.  Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

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Appendix B

15.3    Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
15.4    Compliance with Code Section 162(m). Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.
Article 16.    Nontransferability of Awards.
Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant’s Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Participant’s beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the Participant’s death. The Committee may, in its discretion, require a Participant’s guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a)
Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section.

(b)
Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17.    Withholding
17.1    Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan (or another amount, if determined by the Committee not to result in adverse accounting consequences).
17.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.
Article 18.    Indemnification
Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit

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Appendix B

or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
Article 19.    Successors
All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.
Article 20.    Breach of Restrictive Covenants
An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:
(a)    any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and
(b)    the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).
Article 21.    Legal Construction
21.1    Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
21.2    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
21.3    Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
21.4    Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
If at any time the Committee determines that exercising an Option or SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.
21.5    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.
21.6    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts

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Appendix B

or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
21.7    Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.
21.8    Electronic Delivery and Evidence of Award. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements). In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.
21.9    No Limitation on Rights of the Company. The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
21.10    Participant to Have No Rights as a Stockholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.

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